SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )

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Elcom International, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)
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May 27, 2005
To the Stockholders of Elcom International, Inc.:
      The Annual Meeting of Stockholders of Elcom International, Inc. will be held at 10:00 A.M. (EDT), on June 29, 2005, at the Holiday Inn Boston-Dedham Hotel and Conference Center, 55 Ariadne Road, Dedham, Massachusetts.
      We will be reporting on your Company’s activities and you will have an opportunity to ask questions about our technology and operations.
      The Board of Directors hopes that you plan to attend the Annual Meeting personally, and we look forward to greeting you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.
      On behalf of the Board of Directors and management of Elcom International, Inc., I would like to thank you for choosing to be a stockholder of our Company. We appreciate your continued support and confidence.

Sincerely yours,

Robert J. Crowell
Chairman and Chief Executive Officer

PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL 1 PROPOSAL TO FIX THE SIZE OF THE BOARD OF DIRECTORS AT SEVEN
PROPOSAL 2 ELECTION OF DIRECTORS
PROPOSAL 3 PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 4
PROPOSAL TO RATIFY, APPROVE AND ADOPT THE 2005 STOCK OPTION PLAN OF ELCOM INTERNATIONAL, INC.
PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP
MANAGEMENT -- EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
AUDIT COMMITTEE AND RELATED MATTERS
CODE OF ETHICS
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DATE TO SUBMIT STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND OTHER INFORMATION
APPENDIX B

ELCOM INTERNATIONAL, INC.
10 Oceana Way, Norwood, Massachusetts 02062
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 29, 2005
       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Elcom International, Inc. (the “Company”) will be held at the Holiday Inn Boston-Dedham Hotel and Conference Center, 55 Ariadne Road, Dedham, Massachusetts, on June 29, 2005 at 10:00 A.M. (EDT), for the following purposes:

1. To fix the size of the Board of Directors at seven;

2. To elect the Directors of the class whose term of office will otherwise expire in 2005 for a three-year term ending at the Annual Meeting of Stockholders in 2008;

3. To approve and adopt a proposal to amend the Company’s Second Restated Certificate of Incorporation, as Amended, in order to increase the number of authorized shares of the Company’s common stock, par value $.01 per share (“Common Stock”), from 200,000,000 to 500,000,000;

4. To ratify, approve and adopt The 2005 Stock Option Plan of Elcom International, Inc.; and

5. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournments or postponements thereof.
      Holders of record of shares of Common Stock as of the close of business on May 10, 2005, are entitled to receive notice of and to vote at the Annual Meeting of Stockholders.
      It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date and mail the enclosed Proxy Card in the return postage paid envelope provided or, alternatively, vote via the Internet as described on the ballot card. Stockholders who attend the Annual Meeting may revoke their Proxies and vote in person.

By Order of the Board of Directors,

Laurence F. Mulhern
Secretary
Norwood, Massachusetts,
May 27, 2005

ELCOM INTERNATIONAL, INC.
10 Oceana Way, Norwood, Massachusetts 02062
PROXY STATEMENT
Mailed on or about May 27, 2005
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 29, 2005

GENERAL INFORMATION
      This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Elcom International, Inc., a Delaware corporation (the “Company”), to be used at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on June 29, 2005, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders, which accompanies this Proxy Statement.
      The accompanying Proxy is solicited by the Board of Directors of the Company and will be voted in accordance with the instructions contained thereon if it is returned duly executed and is not revoked. If no choice is specified on the Proxy, it will be voted FOR fixing the size of the Board of Directors at seven; FOR the election of the individuals nominated for election to the Board of Directors; FOR the proposal to approve and adopt an amendment (the “Amendment”) to the Company’s Second Restated Certificate of Incorporation, as Amended (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock; and FOR the proposal to ratify, approve and adopt The 2005 Stock Option Plan of Elcom International, Inc.
      The costs of any solicitation of Proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of Common Stock held in their name and the Company will reimburse them for their out-of-pocket expenses in connection therewith. In addition to solicitation by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, mail and personal interview. A stockholder may revoke a proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company or by delivery of a duly executed proxy bearing a later date.
      The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on May 10, 2005. On that date, there were approximately 61,281,860 shares of Common Stock outstanding and entitled to vote. The Certificate of Incorporation does not provide for cumulative voting rights, and each share of Common Stock is entitled to one vote.
      At the Annual Meeting, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company’s By-Laws, the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by Proxy, constitute a quorum. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining a quorum. The shares represented at the Annual Meeting by Proxies which are marked, with respect to the election of Directors, “withheld” will be counted as shares present for the purpose of determining whether a quorum is present. Under applicable rules, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Pursuant to such rules, brokers that do not receive instruction are entitled to vote with respect to fixing the size of the Board of Directors and the election of Directors, but are not entitled to vote with respect to the proposals to approve and adopt the Amendment, or the proposal to ratify, approve and adopt The 2005 Stock Option Plan of Elcom International, Inc.
      With respect to the proposal to fix the size of the Board of Directors at seven, the affirmative vote of a majority of the shares of Common Stock voting in person or represented by Proxy and entitled to vote thereon is required to approve this proposal and a vote may be cast for, cast against or abstained from, with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal to fix the size of the Board of Directors at seven, so long as a plurality of the votes cast are cast for the proposal. Pursuant to the Company’s By-Laws, at the Annual Meeting, a plurality of the votes cast by the shares entitled to vote and present in person or represented by Proxy is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld; votes that are withheld and broker non-votes will have no effect on the outcome of the election of Directors, so long as a plurality of the votes cast are cast for the Director nominee.
      A favorable vote of shares representing a majority of the total number of shares of Common Stock of the Company issued and outstanding as of the record date is required to approve and adopt the Amendment. Abstentions and broker non-votes will have the same effect as a vote against the proposal to approve and adopt the Amendment.
      In the case of the proposal to ratify, approve and adopt The 2005 Stock Option Plan of the Company, the affirmative vote of the majority of the votes cast by holders of shares of Common Stock entitled to vote on this matter and present in person or represented by Proxy at the Annual Meeting is required to approve this proposal and a vote may be cast for, cast against or abstained from, with respect to this proposal. Abstentions will count as present for purposes of this proposal and will have the effect of a vote against the proposal. Broker non-votes are not considered shares entitled to vote on this matter and therefore, will have no effect on the outcome of this proposal, so long as a majority of the votes cast are cast for this proposal.
      Unless otherwise directed, the persons named in the accompanying proxy will vote FOR fixing the size of the Board of Directors at seven; FOR the election of the Director nominees; FOR the proposal to approve and adopt the Amendment; and FOR the proposal to ratify, approve, and adopt The 2005 Stock Option Plan of Elcom International, Inc.
      All other questions and matters brought before the Annual Meeting shall be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or represented by Proxy at the Annual Meeting, unless otherwise provided by law or by the Certificate of Incorporation or By-Laws of the Company. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against such proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and therefore, will have no effect on the outcome of any such proposal.
PROPOSAL 1
PROPOSAL TO FIX THE SIZE OF THE BOARD OF DIRECTORS AT SEVEN
      The By-Laws of the Company provide that the Board of Directors shall consist of such number of Directors, between five and fifteen, as are elected by the stockholders from time to time unless otherwise fixed by resolution adopted by the stockholders at an Annual Meeting. At the 2004 Annual Meeting of Stockholders, the stockholders fixed the size of the Board of Directors at seven. Currently, John E. Halnen and John W. Ortiz serve as Class I Directors, and hold office until the 2005 Annual Meeting of Stockholders; Richard J. Harries, Jr., serves as a Class II Director, and holds office until the 2006 Annual Meeting of Stockholders; and Robert J. Crowell and William W. Smith, serve as Class III Directors, and hold office until the 2007 Annual Meeting of Stockholders. The Board currently has two vacant Class II Director seats.
      The Nominating Committee of the Board of Directors has submitted that the size of the Company’s Board of Directors remain fixed at seven for 2005. Should Proposal 2 be approved, until the 2006 Annual Meeting of Stockholders, the Board will be comprised of John E. Halnen and John W. Ortiz, who will serve as Class I Directors, and hold office until the 2008 Annual Meeting of Stockholders; Richard J. Harries, Jr., who will serve as a Class II Director, and holds office until the 2006 Annual Meeting of Stockholders; and, Robert J. Crowell and William W. Smith, who will serve as Class III Directors, and hold office until the 2007 Annual Meeting of Stockholders. Two Class II Director seats will be vacant. The Board currently has no plans to fill these two vacancies, but will do so when deemed appropriate and suitable candidates are identified.

Vote Required
      The affirmative vote of a majority of the shares of Common Stock voting in person or represented by Proxy and entitled to vote thereon shall be required for the adoption of the proposal to fix the size of the Board of Directors at seven. Unless otherwise directed, the persons named in the accompanying Proxy will vote FOR the adoption of the proposal to fix the size of the Board of Directors at seven.
PROPOSAL 2
ELECTION OF DIRECTORS
      The Company’s Board of Directors is divided into three classes, with Directors serving three-year staggered terms. John E. Halnen and John W. Ortiz serve as Class I Directors, and hold office until the 2005 Annual Meeting of Stockholders; Richard J. Harries, Jr., serves as a Class II Director, and holds office until the 2006 Annual Meeting of Stockholders; and Robert J. Crowell and William W. Smith, serve as Class III Directors, and hold office until the 2007 Annual Meeting of Stockholders.
      At the Annual Meeting, two Directors will be elected to serve a three-year term until the Annual Meeting in 2008 and until a successor has been duly elected and qualified. The Nominating Committee of the Board of Directors has submitted that John E. Halnen and John W. Ortiz be nominated to stand for re-election to the Board of Directors at this Annual Meeting.
      Unless otherwise directed, the persons named in the accompanying Proxy will vote FOR the election of the nominees set forth in the table below as Directors of the Company for a three-year term. In the event of the death or inability to act of any nominee, the Proxies will be voted for the election as a Director of such other person as the Board of Directors or its Nominating Committee may recommend. The accompanying Proxy will not be voted for more than two nominees or for persons other than Messrs. Halnen and Ortiz and any such substitute nominee(s).
      The following tables list the nominees for election at the Annual Meeting and those Directors who will continue in office subsequent to the Annual Meeting, and certain other information with respect to each individual.
Nominees For Election at the 2005 Annual Meeting

Name	Age	Position

John E. Halnen	38	Class I Director, President and Chief Operating Officer of the Company
John Ortiz(1)(2)	81	Class I Director of the Company

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.
      John Halnen, was appointed as a Class I Director in June 2003 and has been the President of the Company since November 2000 and Chief Operating Officer since June 2001. From December 1999 through October 2000, Mr. Halnen was President and Chief Executive Officer of Elcom Services Group, Inc. From April 1998 through December 1999, Mr. Halnen was Chief Operations Officer for Elcom Services Group, Inc. From January 1995 through April 1998, Mr. Halnen served as Vice President of Operations for Elcom Services Group, Inc. and prior to that time held other positions at Elcom Services Group, Inc. since joining the organization in October 1992.
      John W. Ortiz, a Director of the Company since December 1993, is a retired banking executive of South Shore Bank (now part of Bank of America) where he was employed from 1942 to 1989, most recently as Senior Vice President and Group Head of Commercial Lending. Mr. Ortiz also presided as the President of the New England Chapter of Robert Morris Associates and as a Director of the Massachusetts Higher

Education Loan Corporation at times during his banking career. Mr. Ortiz is a graduate of Northeastern University’s Bachelor of Arts program.
Vote Required
      The affirmative vote of a plurality of the shares of Common Stock voting in person or represented by proxy shall be required to elect the Director nominees. Unless otherwise directed, the persons named in the accompanying proxy will vote FOR the election of the Director nominees.
Directors Continuing in Office

Name	Age	Position

Richard J. Harries, Jr.(1)(2)(3)	67	Class II Director of the Company
Robert J. Crowell	53	Class III Director, Chairman of the Board of Directors and Chief Executive Officer of the Company
William W. Smith(1)(2)(3)	54	Class III Director and Vice Chairman of the Board of Directors

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of Nominating Committee.
      Richard J. Harries, Jr., a Director of the Company since December 1993, retired from IBM in 1992 after twenty-five years of service. In 1997, Mr. Harries rejoined IBM North America as a Business Partner Senior Sales Executive. He subsequently retired in 2001. During 1995 and 1996, Mr. Harries was a Director of Sales of the Institute for Software Advancement. From July 1992 to August 1995, after retiring from IBM, Mr. Harries worked as the general manager of Tascor; was a sales and marketing consultant; and was an independent distributor for Equinox, Inc. Prior thereto, from 1988 to July 1992, Mr. Harries served as a National Account Executive for IBM. During his career with IBM, Mr. Harries has held a number of executive marketing and sales management positions, including ten years of experience in IBM’s National Distribution Division Reseller Channel where he was responsible for field sales and marketing programs. Mr. Harries holds a Bachelor of Arts Degree in Political Science and a Master of Arts Degree in Economics from Boston College.
      Robert J. Crowell, the Company’s founder, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception in 1992. Mr. Crowell has founded and managed several companies since 1977. From May 1990 to April 1992, he was the Chairman, and from May 1990 to January 1992, Chief Executive Officer also, of JWP Information Services, Inc., a subsidiary of JWP INC. (“JWP”), with approximately $1.4 billion in 1992 revenues. From 1983 to 1990, Mr. Crowell was the Chairman and Chief Executive Officer of NEECO, Inc. (“NEECO”), a publicly-held national PC reseller which was acquired by JWP (forming JWP Information Services, Inc.) in May 1990 for approximately $100 million. From 1977 to 1983, Mr. Crowell founded and managed New England Electronics Co., Inc. (which was renamed NEECO and became a public company in 1986), and Microamerica Distributing Co., Inc. (“Microamerica”), a PC products distributor which Mr. Crowell founded in 1979 as a subsidiary of NEECO. Microamerica was later spun-off by its acquirer and subsequently merged with Softsel to form Merisel, then a PC products distributor, now a provider of software license products to resellers. Mr. Crowell also founded Professional Software, Inc. in 1980, a PC-based word processing and database software company (“Professional Software”), which was sold in 1986. Mr. Crowell holds a Magna Cum Laude Bachelor of Science degree in Accounting from the University of Massachusetts and is a Vietnam veteran.
      William W. Smith has been Vice Chairman and a Director of the Company since March 1993. Mr. Smith develops real estate and has been semi-retired since August 1991. Mr. Smith joined NEECO as a major stockholder in 1978 and served as Chief Financial Officer until its acquisition by JWP in May 1990.

Mr. Smith continued to serve as Chief Financial Officer of JWP Information Services, Inc. until December 1990, then he served as a consultant until he retired in August 1991. Mr. Smith holds a Magna Cum Laude Bachelor of Science degree in Accounting from the University of Massachusetts and is a Vietnam veteran.
Committees of the Board of Directors
      The Board of Directors has three standing committees: a Compensation Committee, an Audit Committee and a Nominating Committee.
      The Compensation Committee has the authority to: (i) administer the Company’s stock option plans, including the selection of optionees and the timing of option grants; (ii) review and/or approve compensation and bonus payments made to Company executives; and (iii) review and monitor key employee compensation and benefits policies and administer the Company’s management compensation plans. The Compensation Committee met two tomes in 2004 and took additional actions by unanimous written consent. The members of the Compensation Committee are Messrs. Smith (Chairman), Harries and Ortiz.
      The Audit Committee functions are governed by the Elcom International, Inc. Audit Committee Charter, as adopted by the Board of Directors on March 31, 2004, which is attached as Appendix A to the Company’s Proxy Statement dated May 26, 2004. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the Company’s auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial control procedures and the adequacy of such internal control procedures. The Audit Committee is also responsible for pre-approving all audit and non-audit services performed by the Company’s independent auditors. Messrs. Smith (Chairman), Ortiz and Harries serve as the members of the Audit Committee. Each of the members of the Audit Committee is an “independent director”, as defined under NASDAQ listing standards. The Board of Directors has determined that one of the members of the Audit Committee, Mr. Smith, qualifies as an “audit committee financial expert,” as defined under Securities and Exchange Commission regulations. The Board of Directors also believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Audit Committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Audit Committee met two times during 2004, and also conducted an additional meeting in early 2005 relative to the 2004 audit. In November 2004, the Audit Committee appointed Vitale, Caturano & Company, PC as the Company’s auditors for the 2004 calendar year audit.
      The Nominating Committee is governed by the Elcom International, Inc. Nominating Committee Charter, which the Board of Directors adopted on March 31, 2004. The Nominating Committee considers the appropriate size of the Board of Directors, reviews potential candidates for election as Directors of the Company, and makes recommendations to the Board of Directors as to the size of the Board and nominees for election thereto. Messrs. Smith and Harries (Chairman) serve as the members of the Nominating Committee. The Nominating Committee did not meet in person during 2004, having taken its action by unanimous written consent.
Nomination of Directors
      Directors may be nominated by the Board of Directors or stockholders of the Company. The minimum qualifications for director nominees is that they (i) be able to represent the best interests of the stockholders, (ii) be committed to the mission and success of the Company, (iii) have the ability to work compatibly with the Board of Directors and senior management, (iv) have the highest ethical standards, (v) possess a range of experience and knowledge, which is of particular relevance to the Company, obtained through a director or senior executive position, (vi) have the ability and willingness to devote the necessary time and effort to the diligent performance of his or her duties, and (vii) possess knowledge of corporate governance issues and the role of boards of public companies. Beyond these minimum qualifications, the Nominating Committee does not rely on a fixed set of qualifications for director nominees and will review all proposed nominees in accordance with the mandate contained in the Committee’s charter. This will include a review of the person’s judgment, character, professional ethics, independence, skills, experience, understanding of the Company’s business or other related industries, knowledge of issues facing publicly traded companies and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board of Directors and which will contribute to the Company’s success. This evaluation is performed in light of the Committee’s views as to what skill set and other characteristics would complement those of the current directors. Ultimately, the Nominating Committee will select prospective Board members whom it believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company’s stockholders. The Nominating Committee will review its recommended candidates with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board.
      If the Nominating Committee receives a nominee recommendation from a stockholder or group of stockholders that has beneficially owned more than 5% of the Company’s Common Stock for at least one year as of the date of the recommendation, the name of the candidate, the name(s) of the stockholder(s) who recommended the candidate and whether the Nominating Committee chose to nominate the candidate must be provided, if the consent of both the stockholder(s) and the candidate has been received.
      For a stockholder to submit a candidate for consideration by the Nominating Committee for nomination for election as a director at the 2006 Annual Meeting of Stockholders, a stockholder must notify the Company’s Secretary no later than January 27, 2006. Notices should be sent to: Elcom International, Inc. c/o Corporate Secretary, 10 Oceana Way, Norwood, Massachusetts 02062. The notice must contain, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of the Company which are beneficially owned by such candidate;

•	a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected;

•	whether the proposed nominee is going to be nominated at the annual meeting of stockholders or is only being provided for consideration by the Nominating Committee;

•	the name and record address of the stockholder who is submitting the notice;

•	the class or series and number of shares of Common Stock which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; and

•	if the stockholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of stockholders, a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice.

Attendance by Members of the Board of Directors at Meetings of the Board of Directors
      The Board of Directors met twelve times during the 2004 calendar year and each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during the period he served as a Director, and (ii) the total number of meetings held by Committees of the Board on which he served.
Communications with the Board of Directors
      In order to provide the Company’s securityholders a direct and open line of communication to the Board of Directors, the following procedures for communications with the Company’s Board of Directors have been adopted.
      Securityholders of the Company may communicate with the Chairman of the Board of Directors or with the independent directors as a group by sending such communication by (i) regular mail or overnight delivery service to: Elcom International, Inc. c/o Corporate Secretary, 10 Oceana Way, Norwood, Massachusetts 02062 or (ii) sending an email to invrel@elcom.com. The mail or email should specify which of the foregoing is the intended recipient.
      All communications received in accordance with these procedures will be reviewed initially by Robert J. Crowell, the Chairman of the Board of Directors, who will relay all such communications to the appropriate Director or Directors unless he determines that such communication:

•	Does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; or

•	Relates to routine or insignificant matters that do not warrant the attention of the Board of Directors.
Director Compensation
      Except for the grant of stock options as set forth in the following paragraph, the Company’s Directors are not compensated for any meetings that they attend, but, upon request, are reimbursed for expenses that are incurred in attending such meetings.
1995 Non-Employee Director Stock Option Plan
      Non-employee Directors are entitled to participate in the 1995 Non-Employee Director Stock Option Plan (the “Director Plan”), adopted by the Board of Directors in October 1995, approved by stockholders in November 1995, and expires in October of 2005. A total of 250,000 shares of Common Stock have been reserved for issuance under the Director Plan. The Director Plan provides for an automatic grant of an option to purchase 5,000 shares of Common Stock to each non-employee Director serving as such on October 9, 1995 or for persons who become a non-employee Director thereafter, on their date of election or appointment, as applicable. Options granted under the Director Plan have a term of ten years. One-third of the shares subject to each option vest on each anniversary date of the grant of the option so long as the optionee continues to serve as a Director on such dates. The exercise price of the options is the fair market value per share of Common Stock on the date of the grant of the option, which was $14.25 per share and $8.13 per share for the 20,000 options granted pursuant to the Director Plan in 1996 and 1995, respectively. On June 1, 1998 and June 2, 1997, 20,000 additional options were granted under the Director Plan at per share prices of $4.25 and $5.875, respectively. On June 1, 1999, 15,000 options were granted under the Director Plan at a price of $6.00 per share. On June 30, 2000, 15,000 options were granted under the Director Plan at a price of $6.78 per share. On July 26, 2002, 15,000 options were granted under the Director Plan at a price of $0.20 per share. During 2001, 2003 and 2004, each of the non-employee Directors waived the automatic grant of an option to purchase 5,000 shares of Common Stock. On February 17, 2004, 15,000 options were granted to each of the Company’s non-employee Directors (an aggregate of 45,000 options) at a price of $0.225 per share, and on November 17, 2004 33,333 options were granted to each of the Company’s non-employee Directors (an aggregate of 99,999 options) at a price of $0.095 per share. The grants were issued to Messrs. Harries, Ortiz and Smith, the Company’s current non-employee Directors. At December 31, 2004, options to acquire an aggregate of 239,999 shares of Common Stock (95,000 of which were exercisable) outstanding under the Director Plan, at prices ranging from $0.095 to $6.7813 per share.
Other Plan Information
      Certain of the Company’s Plans provide for discretionary grants of options to non-employee Directors. On December 20, 1996, each of the non-employee Directors was granted an option to purchase 5,000 shares (an aggregate of 20,000 shares) under the Company’s 1993 Stock Option Plan at $7.50 per share. On September 5, 2000, each non-employee Director was granted an additional 10,000 options (an aggregate of 30,000 shares) under the 2000 Stock Option Plan at a price of $6.16 per share. On September 4, 2001, each non-employee Director was granted 10,000 options (an aggregate of 30,000 options) under the 1997 Stock Option Plan at a price of $1.00 per share. On July 26, 2002, each non-employee Director was granted 12,500 options (an aggregate of 37,500 options) under the 1997 Stock Option Plan at a price of $0.20 per share.
PROPOSAL 3
PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO
THE CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
General
      The Company’s Certificate of Incorporation currently provides for authorized capital stock consisting of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The Board of Directors has the authority to fix the rights, privileges, preferences and restrictions of any series of Preferred Stock as it may designate. Currently, no shares of Preferred Stock are issued or outstanding.
      On May 9, 2005, the Board of Directors unanimously approved, subject to stockholder approval, an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000 shares (the “Amendment”). The text of the proposed Amendment is attached to this Proxy Statement as Appendix A.
Purpose and Effect of the Amendment
      The proposed increase in the number of authorized shares of Common Stock has been deemed advisable by the Board of Directors in order to, among other purposes, provide additional authorized shares of Common Stock for possible issuance in conjunction with a proposed offshore offering of Common Stock which may occur as early as July of 2005 pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), which is further discussed below (the “Offshore Offering”). If this proposal to approve and adopt the Amendment is not approved, the Company will be unable to consider the proposed Offshore Offering as one of its possible financing alternatives. However, even if the Amendment is approved and adopted, there can be no assurance that any such financing can be realized by the Company or, if realized, what the terms thereof may be, or that any amount the Company is able to raise will be adequate to support the Company’s working capital requirements until it achieves profitable operations. In the event the Amendment is approved but the Offshore Offering is not consummated, the Company would pursue other alternative financing methodologies, which may include the offer and sale of Common Stock. Although the Company is in discussions concerning various alternative financing methodologies, the Offshore Offering is currently the most likely transaction, however, there can be no assurance that any such financing can be realized by the Company, and there can be no assurance as to how much funding may be raised or what the form of transaction may be or what the pricing thereof would be. In the absence of the Offshore Offering or any alternative financing or sale of assets, the Company will be required to curtail or cease operations and/or seek protection under U.S. bankruptcy laws.

      The Company is actively seeking additional capital and is in various discussions, including the proposed Offshore Offering and other possible transactions. The proposed Offshore Offering would entail the Company offering and selling, pursuant to Regulation S of the Securities Act, shares of Common Stock to investors in the U.K. It is anticipated that, if issued, the shares will be listed on the AIM Exchange in London, as was the case in the Company’s April 2004 private offering of Common Stock in the U.K. Similar to the April 2004 private offering, the Common Stock offered in the proposed Offshore Offering would be issued in reliance on the exemption from registration under Regulation S of the Securities Act promulgated under the Act for offshore securities offerings to non-U.S. persons, and would therefore be subject to the same Regulation S restrictions as the shares of Common Stock sold in the Company’s April 2004 private offering in the U.K. If the proposed Offshore Offering is pursued, the Company anticipates raising up to £3 million (approximately $5,650,000 as of May 10, 2005) in the offering, however, the offering is dependent upon, among other factors, the successful negotiation and consummation of a major U.K. government contract, the authorization of additional shares of Common Stock by the Company’s stockholders at the Annual Meeting, and the negotiation of a placing agreement and related pricing of the proposed Offshore Offering with a sponsoring broker in the U.K. Therefore, there can be no assurance that the sale of any Common Stock in the U.K. will be consummated. Recent discussions have indicated that, if consummated, an Offshore Offering, would result in substantial dilution to existing stockholders. Current discussions indicate that the proposed Offshore Offering in the U.K. has not yet reached the targeted amount. In the event the proposed Offshore Offering is not consummated, the Company would pursue other alternative financing methodologies. Although the Company is in discussions concerning alternative financing methodologies, there can be no assurance that any such financing can be realized by the Company, and there can be no assurance as to how much may be raised or what the form of transaction may be or what the pricing thereof would be, if any financing can be accomplished. In the absence of any alternative financing, the Company will be required to curtail or cease operations and/or seek protection under U.S. bankruptcy laws.
      If the proposed Offshore Offering is pursued and completed, it will substantially dilute existing stockholders of the Company. The funds derived from any such proposed sale of Common Stock would be used to support the Company’s working capital requirements until the Company anticipates achieving positive cash flow, which management expects to occur in 2006. There can be no assurance that any such financing can be realized by the Company, and there can be no assurance as to how much may be raised or what the pricing thereof would be, if any financing can be accomplished.
      The foregoing description of the proposed Offshore Offering does not constitute an offer to sell or the solicitation of an offer to buy shares of Common Stock and is not provided for the purpose of conditioning the market in the U.S. for the Common Stock. If the Amendment is approved and the Company undertakes to commence the Offshore Offering, (i) Common Stock would be offered and sold only in offshore transactions, (ii) no directed selling efforts would be made in the U.S. by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing, (iii) no offers or sales would be made to a U.S. person or for the account or benefit of a U.S. person and (iv) the Common Stock will not be registered under the Securities Act and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. In addition, if the Amendment is approved, the additional authorized but unissued shares of Common Stock may be issued from time-to-time for such proper corporate purposes as may be determined by the Board of Directors, without further action or authorization by the stockholders. Such other corporate purposes may include, without limitation, the declaration of stock splits and/or stock dividends, the acquisition of other companies or the issuing of shares for compensatory purposes, including upon exercise of options under employee benefit plans.
      As of May 10, 2005, 61,281,860 shares of Common Stock were issued and outstanding and an additional 530,709 shares are held by the Company as treasury stock. As of the same date, an aggregate of 16,017,827 options to purchase shares of Common Stock were issued and outstanding under all of the Company’s stock option plans which have previously been approved by the stockholders, and an aggregate of 2,842,138 shares of Common Stock were reserved for future grants under such plans. In addition, on May 9, 2005, the Board of Directors approved and adopted The 2005 Stock Option Plan of Elcom International, Inc., pursuant to which options may be granted for an additional 15,000,000 shares of Common Stock. As of May 10, 2005, no options were issued or outstanding under this Plan. The ratification, approval and adoption of The 2005 Stock Option Plan of Elcom International, Inc. will be voted on by stockholders at the 2005 Annual Meeting of Stockholders.
      Further, as of May 10, 2005 the Company has issued warrants to purchase a total of 532,500 shares of Common Stock. The Company has issued warrants for the purchase of Common Stock in connection with various acquisitions and financing transactions.
      Additionally, in April and October 2003, the Company issued ten-year 10% Senior Convertible Debentures (the “Debentures”), in a private placement which generated gross proceeds of $1,264,000 and net cash to the Company of $1,017,000. Directors and Officers of the Company have invested an aggregate of $910,000 in the Company via the purchase of Debentures. The Debentures are convertible into Common Stock, currently at a conversion price of $0.1246 per share (the “Debenture Conversion Price”). The Debenture Conversion Price is subject to anti-dilution adjustments which generally provide that the Debenture Conversion Price will be adjusted on a weighted average basis upon the issuance of Common Stock, or instruments convertible into Common Stock, at a per share price of less than $0.1246, or the then applicable Debenture Conversion Price. The Debentures are convertible at the election of the holder at any time from April 23, 2005 through April 23, 2013. The Company has the right to convert the Debentures upon the occurrence of a change of control, or at the Company’s option, on April 23, 2007 or thereafter, upon written notice to the Debenture holders. The Debenture principal is currently convertible into 10,146,474 shares of Common Stock. However, if Common Stock is issued in the proposed Offshore Offering or any other financing at a per share price of less than the current Debenture Conversion Price (which is likely under current conditions), the Debenture Conversion Price would be decreased, causing the Debentures to be convertible into a greater number of shares of Common Stock. In addition, the Debentures provide that interest accruing thereon is due upon the earlier of maturity or conversion, and such interest is payable by the issuance of additional Debentures which would be convertible into Common Stock at the then current Debenture Conversion Price. As of May 10, 2005, there is an aggregate of approximately $244,000 in accrued interest on the Debentures representing approximately 1,957,000 shares of Common Stock at a conversion price of $0.1246 per share, however, based upon the current discussions concerning the proposed Offshore Offering, the Debenture anti-dilution clauses would decrease the conversion price and therefore increase the number of shares of Common Stock required upon conversion.
      Accordingly, because the Company has issued, and reserved for issuance, an aggregate of approximately 108,309,000 shares of Common Stock, it is necessary for the Company to amend the Certificate of Incorporation to increase the Company’s authorized shares of Common Stock to 500,000,000 to allow the Company to issue additional shares of Common Stock in the proposed Offshore Offering in the event such offering is consummated; and if such offering is not consummated, can provide needed flexibility to more expeditiously consummate any other equity financing to provide funding required to allow the Company to continue to operate.
      The proposed Offshore Offering and possible future issuances of shares of equity securities consisting of Common Stock or securities convertible into Common Stock, such as the issuance of any additional Debentures, would affect the current stockholders of the Company in a number of ways, including the following:

•	substantially diluting the voting power of the current holders of Common Stock;

•	diluting the market price of the Common Stock, to the extent that the shares of Common Stock are issued and sold at prices below current trading prices of the Common Stock or, if the issuance consists of equity securities convertible into Common Stock, to the extent that the securities provide for the conversion into Common Stock at prices that could be below current trading prices of the Common Stock (which is likely under current conditions);

•	diluting the earnings per share and book value per share of the outstanding shares of Common Stock; and

•	making the payment of dividends on Common Stock potentially more expensive.

      In addition, the increase in authorized shares of Common Stock may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of the Company. The increase in authorized shares discourages the possibility of, or renders more difficult, certain mergers, tender offers or proxy contests.
      If the Amendment is approved by the stockholders at the Annual Meeting, the Amendment will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. If the Amendment is approved, all or any part of the additional authorized shares of Common Stock may be issued following such approval without further approval from the stockholders, except to the extent required by law, for those purposes and on such terms as the Board of Directors may determine to be appropriate, including the proposed Offshore Offering. The Company is not currently subject to any law which would require further stockholder approval prior to the issuance of shares of Common Stock.
No Appraisal Rights
      Under Delaware law, stockholders are not entitled to appraisal rights with respect to this proposal.
Required Vote and Recommendation of the Board of Directors
      The Board of Directors recommends a vote FOR the proposal to approve the Amendment. The affirmative vote of the stockholders having a majority of the voting power of all outstanding shares of the Common Stock, entitled to vote at the Annual Meeting, is required to approve the Amendment. The Company’s executive officers and members of the Board of Directors have indicated their non-binding intention to vote shares with respect to which they have voting power FOR the approval of the proposal. The persons named in the accompanying proxy or their substitutes will vote such proxy FOR this proposal unless it is marked otherwise. Abstentions and broker non-votes will have the same effect as a vote against the Amendment.
PROPOSAL 4
PROPOSAL TO RATIFY, APPROVE AND ADOPT THE 2005 STOCK OPTION PLAN OF
ELCOM INTERNATIONAL, INC.
      On May 9, 2005, the Board of Directors approved The 2005 Stock Option Plan of Elcom International, Inc. covering 15,000,000 shares (the “2005 Stock Option Plan”). The stockholders will be asked at the Annual Meeting to ratify, approve and adopt the 2005 Stock Option Plan. Pursuant to the 2005 Stock Option Plan, “key personnel”, which includes employees and outside directors of the Company or any affiliate, as well as other persons who render services as independent contractors to the Company, or any of its affiliates, who in the judgment of the Compensation Committee, are important to the successful operation of the Company or an affiliate, are eligible to receive stock options. Stock options may include non-qualified stock options (“NQOptions”), which may be granted to any key personnel, and/or, subject to stockholder approval of the 2005 Stock Option Plan, incentive stock options (“ISO’s”), which may be granted only to employees of the Company or a subsidiary.
      The Board of Directors believes that substantial benefits accrue to the Company from the granting of stock options to key personnel. Such options encourage employees to acquire a proprietary interest in the Company through stock ownership and thereby afford them a greater incentive to enhance the value of the Company’s Common Stock through their own efforts in improving the Company’s business. The granting of options also has proven instrumental in the attraction and retention of key executives and other employees. Accordingly, the Company will, from time to time during the effective period of the 2005 Stock Option Plan, grant to such key personnel as may be selected to participate in the 2005 Stock Option Plan, options to purchase Common Stock on the terms and subject to the conditions set forth in the 2005 Stock Option Plan. The Company had approximately 37 employees (6 part time) as of May 10, 2005.

      The Board of Directors has submitted the 2005 Stock Option Plan for the ratification, approval and adoption of the stockholders in order to qualify certain grants made pursuant to the 2005 Stock Option Plan under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as well as to allow for the granting of ISO’s pursuant to the 2005 Stock Option Plan. If the 2005 Stock Option Plan is not ratified, approved and adopted by stockholders at the Annual Meeting, the 2005 Stock Option Plan will remain in effect; however, grants under the 2005 Stock Option Plan will be limited to NQOptions.
      The full text of the 2005 Stock Option Plan is attached hereto as Appendix B. Important details about specific provisions of the 2005 Stock Option Plan are more fully described below, but the following summary is not intended to be complete and it is qualified in its entirety by reference to the 2005 Stock Option Plan.
Duration and Administration of the 2005 Stock Option Plan
      The 2005 Stock Option Plan is administered by the Compensation Committee of the Board (the “Committee”), presently comprised of Messrs. Harries, Ortiz and Smith. Members of the Committee must be persons who qualify as “outside directors” under Section 162(m) of the Code and who are “non-employee directors” under Rule 6(b)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”). Subject to the terms and conditions of the 2005 Stock Option Plan, and in addition to the other authorizations granted to the Committee under the 2005 Stock Option Plan, the Committee shall have full and final authority in its absolute discretion to (a) select the optionees to whom options will be granted, (b) determine the number of shares of Common Stock subject to any option, (c) determine the time when options will be granted, (d) determine the option exercise price, (e) determine the time when Common Stock subject to an option may be purchased, (f) prescribe the form of the option agreements governing the options which are granted under the 2005 Stock Option Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of the 2005 Stock Option Plan, (g) adopt, amend and rescind such rules and regulations as, in the Committee’s opinion, may be advisable in the administration of the 2005 Stock Option Plan, and (h) construe and interpret the 2005 Stock Option Plan, the rules and regulations and the instruments evidencing options granted under the 2005 Stock Option Plan and to make all other determinations deemed necessary or advisable for the administration of the 2005 Stock Option Plan.
      As stated above, the Committee is authorized to interpret the 2005 Stock Option Plan and from time to time adopt any rules and regulations for carrying out the 2005 Stock Option Plan that it may deem advisable. Subject to the approval of the Board of Directors, the Committee may at any time amend, modify, suspend or terminate the 2005 Stock Option Plan. In no event, however, without the prior approval of the Company’s stockholders, shall any action of the Committee or the Board result in: (a) amending, modifying or altering the eligibility requirements for those persons eligible for options; (b) increasing or decreasing, except as provided in Section 6 of the 2005 Stock Option Plan, the maximum number of shares for which options may be granted; (c) decreasing the minimum option price per share at which options may be granted under the 2005 Stock Option Plan; (d) extending either the maximum period during which an option is exercisable or the date on which the 2005 Stock Option Plan shall terminate; or (e) changing the requirements relating to the Committee; except as necessary to conform the 2005 Stock Option Plan and/or the option agreements to changes in the Code or other governing law.
      Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the 2005 Stock Option Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all optionees under the 2005 Stock Option Plan and upon any person claiming under or through such an optionee. Neither the Committee nor any of its members shall be liable for any action taken by the Committee pursuant to the 2005 Stock Option Plan. No member of the Committee shall be liable for the action of any other Committee member. The 2005 Stock Option Plan by its terms expires on May 9, 2015 and no option shall be granted after such date.

Securities Subject to the 2005 Stock Option Plan
      Subject to the following, not more than 15,000,000 shares of Common Stock of the Company in the aggregate may be issued pursuant to the 2005 Stock Option Plan. The maximum number of shares of Common Stock for which options may be granted under the 2005 Stock Option Plan to any one individual in any one fiscal year of the Company is 800,000 shares. As of May 10, 2005, no options to purchase shares of Common Stock under the 2005 Stock Option Plan have been granted. In the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the Compensation Committee must make an appropriate adjustment in the options granted under the 2005 Stock Option Plan, and the aggregate number of shares reserved for issuance thereunder also shall be adjusted accordingly. If any option expires without having been fully exercised, the shares with respect to which such options have not been exercised will be available for further options as will any shares paid or withheld to satisfy an optionee’s withholding tax or option payment liability. Under the 2005 Stock Option Plan, upon an optionee’s termination without cause, unless an option agreement contains differing terms with respect to vesting and exercisability which supercedes the provisions of the 2005 Stock Option Plan, all unexercisable portions of the optionee’s options vest and the optionee may exercise his or her options for up to 180 days following the date of termination. Any options that are ISO’s must be exercised within 90 days after such termination, otherwise these options will receive the tax treatment offered to NQOptions.
Grant and Method of Exercise
      Subject to certain conditions, the duration of each option granted under the 2005 Stock Option Plan will be determined by the Committee, provided that no option shall be exercisable later than the tenth anniversary of the date the option was granted. Each option granted under the 2005 Stock Option Plan may be subject to restrictions with respect to the time and other conditions of exercise as determined by the Committee.
      ISOs granted under the 2005 Stock Option Plan are exercisable for a period of up to ten years from the date of grant at an exercise price that is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Stock Option Plan to a stockholder owning more than 10% of the voting power of the Company on the date of grant may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. NQOptions may be granted at more or less than fair market value under the 2005 Stock Option Plan. Shares of Common Stock underlying an option shall be purchased by the optionee (i) giving written notice to the Company of the optionee’s exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee (or as per the terms of the option agreement), in whole or in part in shares of Common Stock by delivery to the Company of shares of Common Stock that have been already owned by the optionee for at least six months, having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company with respect to income tax withholding, as required, which arrangements may include, at the absolute discretion of the Committee, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the optionee may agree for the minimum required withholding, or (b) the optionee’s delivery to the Company of shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Options granted under the 2005 Stock Option Plan are generally not transferable other than upon an optionee’s death, provided that the Committee has discretion to permit the transferability of NQOptions granted under the 2005 Stock Option Plan to certain parties.
Income Tax Treatment
      The Company has been advised that, under current law, certain of the income tax consequences under the laws of the United States to the Company and to optionees under the 2005 Stock Option Plan of options granted under the 2005 Stock Option Plan generally should be as set forth in the following summary. The summary only addresses general United States federal income tax consequences for optionees under the 2005 Stock Option Plan and the Company.

      The options granted under the 2005 Stock Option Plan may be ISOs (after approval of the 2005 Stock Option Plan by stockholders) or NQOptions for federal income tax purposes. An optionee to whom an option is granted will not recognize income at the time of grant of an ISO or NQOption; provided that the per share exercise price of such granted option is equal to or greater than the fair market value of the Common Stock on the date of grant. An optionee does not recognize income upon exercise of an ISO and the optionee’s tax basis is equal to the option price paid. However, if an optionee disposes of shares acquired pursuant to an ISO either within two years of the date of the ISO grant or within one year of the ISO exercise (a “disqualifying disposition”), the optionee will generally recognize ordinary income equal to the difference, if any, between the option price paid and the value of the stock on the date of exercise. Otherwise, the optionee’s capital holding period for shares acquired pursuant to an ISO commences on the option exercise date. When an optionee exercises an NQOption, the optionee will recognize ordinary compensation income equal to the difference, if any, between the option price paid and the fair market value, as of the date of option exercise, of the shares the optionee purchased. The tax basis of shares obtained by the exercise of an NQOption to an optionee is equal to the option price paid, plus ordinary compensation income recognized, and the optionee’s capital holding period for shares acquired commences on the option exercise date. Subject to applicable provisions of the Code and regulations thereunder, the Company generally will be entitled to a federal income tax deduction in respect of both shares acquired upon exercise of an ISO which are disposed of in a disqualifying disposition and NQOptions exercised, in an amount equal to the ordinary and/or compensation income recognized by the optionee.
      The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or the Company or to describe tax consequences based on particular circumstances. It is based on general United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The discussion does not address state or local income tax consequences, federal income tax withholding consequences, or income tax consequences for taxpayers who are subject to taxation in jurisdictions other than the United States.
New Plan Benefits
      As of May 10, 2005, no options have been awarded under the 2005 Stock Option Plan. Further, except with respect to Messrs. Crowell and Halnen, the Company does not have any current plans, proposals or arrangements for the granting of any specific amounts of options in 2005. It should be noted that the Company’s employment agreements with its top two officers, Messrs. Crowell and Halnen, provide for annual option grants of at least 400,000 and 200,000 shares, respectively. See “Equity Compensation Plan Information — Employment Contracts.” These officers have not yet received grants to satisfy this requirement for 2005 (which grants may be made under the 2005 Stock Option Plan or another Company option plan), and in addition, grants to satisfy this requirement will need to be made in future years under the Company’s stock option plans, which may include the 2005 Stock Option Plan.
Vote Required
      The affirmative vote of a majority of the shares of Common Stock voting in person or represented by Proxy and entitled to vote thereon shall be required for the adoption of the proposal to ratify, approve and adopt The 2005 Stock Option Plan of Elcom International, Inc. Unless otherwise directed, the persons named in the accompanying Proxy will vote FOR the adoption of the proposal to ratify, approve and adopt The 2005 Stock Option Plan of Elcom International, Inc.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP
      The following table sets forth the beneficial ownership of Common Stock as of May 10, 2005 by (i) each Director of the Company, (ii) any executive officer who was (a) the Chief Executive Officer and (b) an executive officer of the Company at the end of the fiscal year, as well as the individuals that were executive officers during the year ended December 31, 2004, (iii) all Directors and executive officers as a group, and (iv) each person or group known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock. All information with respect to beneficial ownership has been furnished by the respective Director or executive officer, or by reference to a public filing, as the case may be. Unless otherwise indicated below, each stockholder named below has sole voting and investment power with respect to the number of shares set forth opposite his or its respective name.

Directors and Executive Officers	Number of Shares	Percentage of
and Other Beneficial Owners(2)	Beneficially Owned(1)	Common Stock(1)

Class I Director — Term expires at the 2005 Annual Meeting
John E. Halnen(3)	2,214,571	3.5%
John W. Ortiz(4)	74,000	*
Class II Director — Term expires at the 2006 Annual Meeting
Richard J. Harries, Jr.(4)	74,000	*
Class III Directors — Term expires at the 2007 Annual Meeting
Robert J. Crowell(5)	11,578,239	16.8%
William W. Smith(6)	3,489,124	5.4%
Named Executive Officer
Laurence F. Mulhern(7)	303,000	*
All Directors And Executive Officers as a Group (6 Persons)(8)	17,732,934	23.6%

*	Less than 1%.

(1)	In accordance with Securities and Exchange Commission rules, each beneficial owner’s holdings have been calculated assuming full exercise of all outstanding options and warrants to acquire Common Stock, regardless of the option price, which are exercisable by such owner within 60 days after May 10, 2005, while assuming no exercise of outstanding options and warrants covering Common Stock held by any other person.

(2)	For purposes hereof, the address of the Company’s Directors and executive officers is the same as that of the Company: 10 Oceana Way, Norwood, Massachusetts 02062.

(3)	Mr. Halnen is a Director and President and Chief Operating Officer of the Company. Mr. Halnen’s Common Stock ownership is comprised of 800 shares held in an Individual Retirement Account, 1,625,499 shares, which he has the right to acquire at various prices within 60 days of May 10, 2005 through the exercise of stock options, and 588,272 shares which he has the right to acquire through conversion of his Debentures (including accrued interest through July 10, 2005). See “Transactions with Management, Executive Compensation — Option Grants in 2004, and Fiscal Year End Option Value Table.”

(4)	This number represents shares of Common Stock which can be acquired through the exercise of options that are exercisable by the owner regardless of the option price, within 60 days of May 10, 2005.

(5)	Mr. Crowell is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Crowell’s Common Stock ownership is comprised of 3,636,742 shares which he owns directly (including 110,000 shares in a retirement plan account); 188,401 shares held in a revocable trust for the benefit of one of Mr. Crowell’s daughters, for which Mr. Crowell serves as Trustee; 121,616 shares held by the Crowell Educational Foundation with respect to which Mr. Crowell shares the power to vote and dispose of and 3,277,822 shares which he has the right to acquire at various prices within 60 days of May 10, 2005 through the exercise of stock options, , and 4,353,658 shares which he has the right to acquire through conversion of his Debentures (including accrued interest through July 10, 2005). See “Executive Compensation — Option Grants in 2004, and Fiscal Year End Option Value Table.”

(6)	Mr. Smith is Vice Chairman and a director of the Company. During 2003, Mr. Smith invested $350,000 in the Company’s Convertible Debentures. Mr. Smith’s Common Stock ownership is comprised 77,000 shares, which he has the right to acquire at various prices within 60 days of May 10, 2005 through the exercise of stock options, and 3,412,124 shares which he has the right to acquire through conversion of his Debentures (including accrued interest through July 10, 2005).

(7)	Mr. Mulhern’s Common Stock ownership is comprised of 300,000 shares, which he has the right to acquire at various prices within 60 days of May 10, 2005 through the exercise of stock options, and 3,000 shares which he owns directly.

(8)	Includes 5,428,321 shares of Common Stock which the Directors and executive officers of the Company have the right to acquire within 60 days of May 10, 2005 through the exercise of stock options and 8,354,054 shares which the Directors and executive officers of the Company have the right to acquire through conversion of their Debentures (including accrued interest through July 10, 2005).

MANAGEMENT — EXECUTIVE OFFICERS
      The name, age and position of the Company’s Executive Officers are as follows:

Name	Age	Position

Robert J. Crowell	53	Chairman of the Board of Directors and Chief Executive Officer of the Company
John E. Halnen	38	President and Chief Operating Officer of the Company
Laurence F. Mulhern	50	Chief Financial Officer and Secretary
      A brief resume for Mr. Mulhern is set forth below. The resumes of Messrs. Crowell and Halnen are set forth above under the heading “Election of Directors.”
      Mr. Mulhern re-joined the Company in June 2004 as Chief Financial Officer and Secretary. Mr. Mulhern also held those or similar positions with the Company from July 1993 until his resignation as Chief Financial Officer in October 1999, and his resignation as Secretary in March 2000. Mr. Mulhern’s current arrangement with the Company provides for base compensation of $120,000 per year. Mr. Mulhern currently works three days per week. Prior to re-joining the Company, Mr. Mulhern worked as an independent consultant to the Company from December 2003 through May 2004 and was paid fees totaling $52,000, which are not included in the Summary Compensation Table below.

Executive Compensation
      The table below sets forth information concerning 2004 annual and long-term compensation for services in all capacities with respect to those persons (collectively, the “Named Executive Officers”) who were (i) the Chief Executive Officer and (ii) the other executive officers of the Company at the end of the fiscal year, as well as the other individuals that were executive officers during the year ended December 31, 2004.
Summary Compensation Table

				Long-Term
				Compensation
				Awards

				Shares of
				Common
	Annual Compensation(1)			Stock
				Underlying	All Other
Name and Principal Position(1)	Year	Salary	Bonus	Option Grants	Compensation

Robert J. Crowell	2004	$164,000	$34,000	850,000	$350
Chairman of the Board of Directors and	2003	$487,000	—	400,000	$250
Chief Executive Officer(2)	2002	$390,000	—	790,000	$500
John E. Halnen	2004	$204,000	$8,000	600,000	—
President and Chief Operating Officer(3)	2003	$281,000	$11,000	275,000	—
	2002	$184,000	$66,000	505,000	$22,500
Laurence F. Mulhern	2004	$94,000	—	600,000	—
Chief Financial Officer and Secretary(4)	2003	—	—	—	—
	2002	—	—	—	—

(1)	No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual’s salary plus annual bonus unless otherwise indicated herein.

(2)	The Company and Mr. Crowell entered into an Amended and Restated Employment Agreement on June 20, 2002, which was amended, effective as of April 16, 2004 (the “2002 Crowell Agreement”). See “— Employment Contracts”, “— Executive Profit Performance Bonus Plan” and “— Option Grants in 2004.” In order to assist the Company in conserving cash, Mr. Crowell voluntarily reduced his cash compensation at various times since 2001, including 2004 and 2005. Such reductions amounted to approximately $246,000 in 2004, $257,000 in 2003 and $135,000 in 2002. The Company reinstated Mr. Crowell’s cash compensation to $364,000 per annum in accordance with the 2002 Crowell Agreement, effective April 19, 2004. Mr. Crowell voluntarily reduced his cash compensation again in September 2004, in order to assist the Company in conserving cash. In April 2003, Mr. Crowell received a $187,000 repayment of certain deferred base compensation amounts, which he invested in the Company’s Debentures. Mr. Crowell also received withholding and estimated income taxes of $32,000, which were paid to the appropriate tax authorities. These amounts ($219,000) are included in the Summary Compensation Table above for 2003. Mr. Crowell also invested an additional $263,000 of cash in the Company’s Debentures (see “Transactions With Management”). During the first quarter of 2005, Mr. Crowell loaned the Company $100,000 pursuant to a 12% Secured Promissory Note (see “Transactions with Management”). As of December 31, 2004, Mr. Crowell has a net aggregate of base compensation reductions of $432,000, which may be paid to Mr. Crowell depending upon the success of future operations, which are not included in the Summary Compensation Table above. In March of 2004, Mr. Crowell received 150,000 shares of the Company’s Common Stock as a bonus in lieu of a grant of a stock option covering 150,000 shares of Common Stock, which options were not available to be granted in March as required under the 2002 Crowell Agreement. Through May 10, 2005, Mr. Crowell has received no cash compensation in calendar 2005. The 2002 Crowell Agreement originally provided for annual base compensation of $525,000, much of which was deferred as described herein through April 16, 2004, when the annual base compensation was reduced to $364,000. All other compensation represents premiums paid by the Company for group term life insurance ($350 for 2004), see “Employment Contracts.”

(3)	On November 29, 2000, Mr. Halnen was appointed as President of the Company; on June 12, 2001, Mr. Halnen also was appointed as Chief Operating Officer of the Company and, on June 4, 2003, Mr. Halnen was appointed as a Director of the Company. On June 20, 2002, the Company and Mr. Halnen entered into an Employment Agreement, which was amended on March 9, 2004. See “— Employment Contracts”, “— Executive Profit Performance Bonus Plan” and “— Option Grants in 2004.” Mr. Halnen’s employment contract provides for annual base compensation of $225,000 plus an annual bonus opportunity of $75,000, payable quarterly. In order to assist the Company in conserving cash, Mr. Halnen voluntarily reduced his cash base and bonus compensation at various times since 2001, including 2002, 2003 and 2004. Mr. Halnen voluntarily reduced his cash compensation again in September 2004 and continuing into 2005, in order to assist the Company in conserving cash. Such reductions were approximately $88,000 in 2004, $107,000 in 2003 and $50,000 in 2002. In April 2003, Mr. Halnen received a $60,000 repayment of certain deferred base compensation and bonuses, which he invested in the Company’s Debentures. Mr. Halnen also received $39,000 of withholding and estimated income taxes, which were paid to the appropriate tax authorities. These amounts ($99,000) are included in the Summary Compensation Table above for 2003. As of December 31, 2004, Mr. Halnen has a net aggregate of base and bonus compensation reductions of $151,000, which may be paid to Mr. Halnen depending upon the success of future operations, which is not included in the Summary Compensation Table for 2004. All other compensation represents premiums paid by the Company for term life insurance ($22,500 for 2002), see “Employment Contracts.”

(4)	Mr. Mulhern re-joined the Company in June 2004 as Chief Financial Officer and Secretary. Mr. Mulhern also held those or similar positions with the Company from July 1993 until his resignation as Chief Financial Officer in October 1999, and his resignation as Secretary in March 2000. Mr. Mulhern’s current arrangement with the Company provides for base compensation of $120,000 per year. Mr. Mulhern currently works three days per week. Prior to re-joining the Company, Mr. Mulhern worked as an independent consultant to the Company from December 2003 through May 2004 and was paid fees totaling $52,000, which are not included in the Summary Compensation Table above.
Transactions with Management

12% Secured Promissory Notes
      As of April 6, 2005, the Company entered into bridge-loan transactions with each of Robert J. Crowell, the Chairman and Chief Executive Officer of Elcom, and William W. Smith, the Vice-Chairman and a Director of the Company (the “Holders”) in order to obtain operating funds to allow for the Company to continue operations. In return for each of the Holders loaning the Company $100,000, the Company issued each of them a 12% Secured Promissory Note in the aggregate principal amount of $100,000 (the “Notes”). The Notes are secured by a Collateral Agency and Security Agreement, which is described below. The material terms of each of the Notes issued by the Company to the Holders are identical.
      Each of the Notes issued to the Holders is in the amount of $100,000. Interest upon the outstanding principal amount of the Notes is payable in cash quarterly in arrears, at a rate of 12% per annum. The Company may not prepay any portion of the outstanding principal amount under the Notes or any interest accrued on the principal amount which is unpaid; however, the Notes provide the Holders with a put option, pursuant to which he may put their respective Notes to the Company for payment at any time. If a Holder exercises his put option, the Company is required to forthwith pay in cash (a) the aggregate outstanding principal advanced under the Note, (b) 12% interest accrued on such aggregate outstanding principal amount through the date of the exercise of the put option, less amounts previously paid and (c) a put premium equal to 7.5% per annum of the aggregate outstanding principal amount of the Note, for the period the aggregate principal amount thereunder was outstanding. The Notes have a term of seven (7) years, after which time the aggregate outstanding principal advanced under the Notes and accrued interest are due and payable.

     Collateral Agency and Security Agreement
      On April 6, 2005, the Company entered into a Collateral Agency and Security Agreement with William W. Smith, the Vice-Chairman and a Director of the Company, as Collateral Agent and the Holders, as secured parties (the “Security Agreement”). Pursuant to the Security Agreement, the Company granted a first priority senior security interest in the all of the personal property and intellectual property of the Company, wherever located, and now owned or hereafter acquired, to the Collateral Agent, for the benefit of the Holders, to secure the payment or performance of the Company’s obligations under the Notes.
EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of December 31, 2004 with respect to compensation plans maintained by the Company under which equity securities of the Company are authorized for issuance:

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities			Under Equity
	to Be Issued upon		Weighted-Average	Compensation Plans
	Exercise of		Exercise Price of	(Excluding
	Outstanding Options,		Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights		Warrants and Rights	in Column (a))

	(a)		(b)	(c)
Equity compensation plans approved by security holders	17,094,502	(1)(2)	$1.24	2,380,313	(2)(3)
Equity compensation plans not approved by security holders	—		—	—
Total	17,094,502		$1.24	2,380,313

(1)	Includes shares of Common Stock to be issued upon the exercise of options outstanding as of December 31, 2004 under the following Company Stock Option Plans: The Director Plan, 239,999; The 1993 Stock Option Plan, 1,634,759; The Computerware Stock Option Plan, 586,000; The 1996 Stock Option Plan, 1,619,968; The 1997 Stock Option Plan, 2,511,766; The 2000 Stock Option Plan, 2,716,860; The 2001 Stock Option Plan, 2,264,400; The 2002 Stock Option Plan, 1,745,750; and The 2004 Stock Option Plan, 3,775,000.

(2)	All outstanding options are subject to adjustments for stock splits, stock dividends, recapitalizations, and other similar transactions or events.

(3)	Reflects options covering shares of Common Stock which may be issued, under the following Company Stock Option Plans: The Director Plan, 1; The 1996 Stock Option Plan, 5,992; The 1997 Stock Option Plan, 8,730; The 2000 Stock Option Plan, 23,140; The 2001 Stock Option Plan, 65,650; The 2002 Stock Option Plan, 51,800; and The 2004 Stock Option Plan, 2,225,000.
Stock Option Plans
      The Company has adopted the 1995 Non-Employee Director Stock Option Plan (the “Director Plan”), The Stock Option Plan of Elcom International, Inc. (the “1993 Stock Option Plan”), The 1995 (Computerware) Stock Option Plan of the Company (the “Computerware Stock Option Plan”), The 1996 Stock Option Plan of the Company (the “1996 Stock Option Plan”), The 1997 Stock Option Plan of the Company (the “1997 Stock Option Plan”), The 2000 Stock Option Plan (the “2000 Stock Option Plan”), The 2001 Stock Option Plan, as amended and restated (the “2001 Stock Option Plan”), The 2002 Stock Option Plan (the “2002 Stock Option Plan”), The 2004 Stock Option Plan (the “2004 Stock Option Plan”), and The 2005 Stock Option Plan (the “2005 Stock Option Plan”), (collectively hereinafter the “Stock Option Plans”) covering 250,000, 5,000,000, 1,000,000, 2,400,000, 3,000,000, 2,750,000, 2,400,000, 1,800,000, 6,000,000 and 15,000,000 shares, respectively, of the Company’s Common Stock, pursuant to which officers, employees and directors of the Company, as well as other persons who render services as independent contractors to the Company, or any of its affiliates, are eligible to receive incentive stock options (“ISO’s”) and/or non-qualified stock options (“NQOptions”). As of May 10, 2005, The 1993 Stock Option Plan and the Computerware Stock Option Plan have expired and no further options may be granted thereunder. The Company’s stock option plans generally operate in the following manner.
      Overview of the Plans. Pursuant to the plans, “key personnel”, which includes employees and outside directors of the Company or any affiliate, as well as other persons who render services as independent contractors to the Company, or any of its affiliates, who in the judgment of the Compensation Committee, are important to the successful operation of the Company or an affiliate, are eligible to receive stock options. Stock options may include NQOptions, which may be granted to any key personnel, and/or ISO’s, which may only be granted to employees of the Company or a subsidiary.
      The plans are administered by the Compensation Committee of the Board of Directors (the “Committee”), presently comprised of Messrs. Harries, Ortiz and Smith. Members of the Committee must be persons who qualify as “outside directors” under Section 162(m) of the Code and who are “non-employee directors” under Rule 16(b)(3) of the Exchange Act. Subject to the terms and conditions of the applicable plan, and in addition to the other authorizations granted to the Committee under the applicable plan, the Committee shall have full and final authority in its absolute discretion to (a) select the optionees to whom options will be granted, (b) determine the number of shares of Common Stock subject to any option, (c) determine the time when options will be granted, (d) determine the option price of Common Stock subject to an option, (e) determine the time when Common Stock subject to an option may be purchased, (f) prescribe the form of the option agreements governing the options which are granted under the applicable plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of the applicable plan, (g) adopt, amend and rescind such rules and regulations as, in the Committee’s opinion, may be advisable in the administration of the applicable plan, and (h) construe and interpret the applicable plan, the rules and regulations and the instruments evidencing options granted under the applicable plan and to make all other determinations deemed necessary or advisable for the administration of the applicable plan.
      Subject to the approval of the Board of Directors, the Committee may at any time amend, modify, suspend or terminate any plan. In no event, however, without the prior approval of the Company’s stockholders, shall any action of the Committee or the Board result in: (a) amending, modifying or altering the eligibility requirements for those persons eligible for options; (b) increasing or decreasing, except in the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the maximum number of shares for which options may be granted; (c) decreasing the minimum option price per share at which options may be granted under the applicable plan; (d) extending either the maximum period during which an option is exercisable or the date on which the applicable plan shall terminate; or (e) changing the requirements relating to the Committee; except as necessary to conform the applicable plan and/or the option agreements to changes in the Code or other governing law.
      Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the applicable plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all optionees under the applicable plan and upon any person claiming under or through such an optionee. Neither the Committee nor any of its members shall be liable for any action taken by the Committee pursuant to the applicable plan. No member of the Committee shall be liable for the action of any other Committee member.
      In the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the Compensation Committee must make an appropriate adjustment in the options granted under the applicable plan, and the aggregate number of shares reserved for issuance thereunder also shall be adjusted accordingly. If any option expires without having been fully exercised, the shares with respect to which such options have not been exercised will be available for further options as will any shares paid or withheld to satisfy an optionee’s withholding tax or option payment liability.
      Subject to certain conditions, the duration of each option granted under the applicable plan will be determined by the Committee, provided that no option shall be exercisable later than the tenth anniversary of the date the option was granted. Each option granted under the applicable plan may be subject to restrictions with respect to the time and other conditions of exercise as determined by the Committee.
      ISOs granted under the applicable plan are exercisable for a period of up to ten years from the date of grant at an exercise price that is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an ISO granted under the Stock Option Plan to a stockholder owning more than 10% of the voting power of the Company on the date of grant may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. NQOptions may be granted at more or less than fair market value under the applicable plan. Shares of Common Stock underlying an option shall be purchased by the optionee (i) giving written notice to the Company of the optionee’s exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee (or as per the terms of the option agreement), in whole or in part in shares of Common Stock by delivery to the Company of shares of Common Stock that have been already owned by the optionee for at least six months, having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company with respect to income tax withholding, as required, which arrangements may include, at the absolute discretion of the Committee, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the optionee may agree for the minimum required withholding, or (b) the optionee’s delivery to the Company of shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Options granted under the applicable plan are generally not transferable other than upon an optionee’s death, provided that the Committee has discretion to permit the transferability of NQOptions granted under the applicable plan to certain parties.
      The 2001 Stock Option Plan, the 2002 Stock Option Plan and the 2004 Stock Option Plan each provide that an optionee may exercise his or her stock options for up to 180 days following the date of termination without cause unless an option agreement contains differing terms. Under the Stock Option Plans, upon an optionee’s termination without cause, unless an option agreement contains differing terms with respect to vesting and exercisability which supercedes the provisions of the applicable plan, all unexercisable portions of the optionee’s options vest and the optionee may exercise his or her options for up to 90 days following the date of termination. Any options that are ISO’s must be exercised within 90 days after such termination, otherwise these options will receive the tax treatment offered to NQOptions.
      The maximum number of options that can be granted to any one participant during any one fiscal year is 500,000 under the 1993 Stock Option Plan, 210,000 under the Computerware Stock Option Plan, 300,000 under the 1996 Stock Option Plan, 150,000 under the 1997, the 2000 and the 2001 Stock Option Plans, 250,000 under the 2002 Stock Option Plan, and 800,000 under the 2004 and 2005 Stock Option Plans.
      The Director Plan. Non-employee Directors are entitled to participate in the Director Plan, adopted by the Board of Directors in October 1995, and approved by stockholders in November 1995. A total of 250,000 shares of Common Stock have been reserved for issuance under the Director Plan. The Director Plan provides for an automatic grant of an option to purchase 5,000 shares of Common Stock to each non-employee Director serving as such on October 9, 1995 or for persons who become a non-employee Director thereafter, on their date of election or appointment as applicable. Options granted under the Director Plan have a term of ten years. One-third of the shares subject to each option vest on each anniversary date of the grant of the option so long as the optionee continues to serve as a Director on such dates. Of the 250,000 shares of Common Stock reserved for issuance thereunder, as of December 31, 2004, options covering 10,000 shares of Common Stock have been exercised, and options to acquire an aggregate of 239,999 shares of Common Stock (95,000 of which were exercisable at December 31, 2004) were outstanding at exercise prices ranging from $0.095 to $6.7813 per share, and accordingly, as of December 31, 2004 an option covering 1 share of Common Stock could be granted under such option plan. The Director Plan terminates on October 9, 2005.
      The 1993 Stock Option Plan. The 1993 Stock Option Plan was adopted by the Board of Directors in February 1993, was approved by the Company’s stockholders, and terminated on February 23, 2003. Of the

5,000,000 shares of Common Stock reserved for issuance thereunder, as of December 31, 2004, options covering 2,817,497 shares of Common Stock have been exercised, options covering 547,744 shares of Common Stock have expired, and options to acquire an aggregate of 1,634,759 shares of Common Stock (1,633,009 of which were exercisable at December 31, 2004) were outstanding at exercise prices ranging from $0.445 to $22.50.
      The Computerware Stock Option Plan. The Computerware Stock Option Plan was adopted by the Board of Directors in February 1995, was approved by the Company’s stockholders, and terminated on February 5, 2005. Of the 1,000,000 shares of Common Stock reserved for issuance under the Computerware Stock Option Plan, options covering 1,000,000 shares of Common Stock have been granted at an exercise price of $4.00 per share, 414,000 of which have been exercised as of December 31, 2004, and 586,000 of which were exercisable as of December 31, 2004. All 586,000 options outstanding as of December 31, 2004, expired without being exercised on February 5, 2005.
      The 1996 Stock Option Plan. The 1996 Stock Option Plan was adopted by the Board of Directors in August 1996, was approved by the Company’s stockholders and terminates on August 19, 2006. Of the 2,400,000 shares of Common Stock reserved for issuance under the 1996 Stock Option Plan, as of December 31, 2004, options covering 774,040 shares of Common Stock have been exercised, and options to acquire an aggregate of 1,619,968 shares of Common Stock (1,048,568 of which were exercisable at December 31, 2004) were outstanding as of December 31, 2004, at exercise prices ranging from $0.08 to $22.50 per share, and accordingly, options covering 5,992 shares of Common Stock were available to be granted under such option plan as of December 31, 2004.
      The 1997 Stock Option Plan. The 1997 Stock Option Plan was adopted by the Board of Directors in April 1997, initially amended in February 1998, and approved by stockholders at the 1998 Annual Meeting. The 1997 Stock Option Plan also was amended in March 1999 to increase the shares covered by 1,000,000 (to a total of 3,000,000 shares) and, as amended, was approved by the stockholders at the 1999 Annual Meeting. The 1997 Stock Option Plan terminates on April 29, 2007. Of the 3,000,000 shares reserved for issuance thereunder, as of December 31, 2004, options covering 479,504 shares of Common Stock have been exercised and options to acquire an aggregate of 2,511,766 shares of Common Stock (1,760,963 of which were exercisable at December 31, 2004) were outstanding at exercise prices ranging from $0.08 to $5.75 per share, and accordingly, options covering 8,730 shares of Common Stock were available to be granted under such option plan as of December 31, 2004.
      The 2000 Stock Option Plan. The 2000 Stock Option Plan was adopted by the Board of Directors in March 2000, was approved by the Company’s stockholders, and terminates on March 21, 2010. Of the 2,750,000 shares of Common Stock reserved for issuance thereunder, as of December 31, 2004, options covering 10,000 shares of Common Stock have been exercised, options to acquire an aggregate of 2,716,860 shares of Common Stock were outstanding (1,851,463 of which were exercisable at December 31, 2004) at exercise prices ranging from $0.08 to $6.1563 per share, and accordingly, options covering 23,140 shares of Common Stock were available to be granted under such option plan as of December 31, 2004.
      The 2001 Stock Option Plan. The 2001 Stock Option Plan was adopted by the Board of Directors in November 2000 and was amended and restated to provide for greater flexibility with respect to option agreement provisions related to the vesting of options following an optionee’s termination of employment by reason of a termination without cause, and was approved by the Company’s stockholders in May 2001. The 2001 Stock Option Plan terminates on November 10, 2010. Of the 2,400,000 shares of Common Stock reserved for issuance thereunder, as of December 31, 2004, options covering 69,950 shares of Common Stock have been exercised, options to acquire an aggregate of 2,264,400 shares of Common Stock (1,474,400 of which were exercisable at December 31, 2004) were outstanding at exercise prices ranging from $0.08 to $1.68 per share, and accordingly, options covering 65,650 shares of Common Stock were available to be granted under such option plan as of December 31, 2004.
      The 2002 Stock Option Plan. The 2002 Stock Option Plan was adopted by the Board of Directors in June 2001 and was approved by the Company’s stockholders on June 12, 2002. The 2002 Stock Option Plan terminates on June 11, 2011. Of the 1,800,000 shares of Common Stock reserved for issuance thereunder, as of December 31, 2004, options covering 2,450 shares of Common Stock have been exercised, options to acquire an aggregate of 1,745,750 shares of Common Stock (801,900 of which were exercisable at December 31, 2004) were outstanding at exercise prices ranging from $0.08 to $1.68 per share, and accordingly, options covering 51,800 shares of Common Stock were available to be granted under such option plan as of December 31, 2004.
      The 2004 Stock Option Plan. The 2004 Stock Option Plan was adopted by the Board of Directors in April 2004 and was approved by the Company’s stockholders on June 25, 2004. The 2004 Stock Option Plan terminates on April 16, 2014. Of the 6,000,000 shares of Common Stock reserved for issuance thereunder, as of December 31, 2004, options to acquire an aggregate of 3,775,000 shares of Common Stock (none of which were exercisable at December 31, 2004) were outstanding at exercise prices ranging from $0.095 to $0.16 per share, and accordingly, options covering 2,225,000 shares of Common Stock were available to be granted under such option plan as of December 31, 2004.
      The 2005 Stock Option Plan. The 2005 Stock Option Plan was adopted by the Board of Directors on May 9, 2005 and is being submitted to the Company’s stockholders for approval at the 2005 Annual Meeting. The 2005 Stock Option Plan terminates on May 9, 2015. As of May 10, 2005, no options have been granted under the 2005 Stock Option Plan. Therefore, all of the 15,000,000 shares of Common Stock reserved for issuance under the 2005 Stock Option Plan were available to be granted as of such date.
Change of Control Feature
      Generally, all option agreements under the Stock Option Plans, including those relative to the Named Executive Officers, contain provisions requiring the cash payment of the value of the options (represented by the difference between the option exercise price and the then-current fair market value of the underlying Common Stock), in some instances upon certain defined changes in control or sales of substantially all of the Company’s assets. Such changes of control also may trigger, in certain cases, acceleration of the exercisability of certain options, which may occur if the Company is reorganized, consolidated or merged with another company and the Company is not the surviving company, or if 50% or more of the shares of the capital stock of the Company which are then issued and outstanding are purchased by a single person or entity.
Option Grants In 2004
      Shown below is information relating to grants of stock options pursuant to the Stock Option Plans during the year ended December 31, 2004 to the Named Executive Officers. Such grants also are reflected in the Summary Compensation Table above.
Potential Realizable Value

	Individual Grants
							Potential Realizable Value
		% of Total					at Assumed Annual Rates
	No. of	Granted to	Exercise				of Stock Price Appreciation
	Securities	Employees	or Base				for the Option Term(3)
	Underlying	in Fiscal	Price			Expiration
Name	Options	Year	($ Per Share)(1)		Grant Date	Date	5%	10%

Robert J. Crowell(4)	250,000	3.82	$0.237	(2)	01/27/04	01/27/09	$75,000	$95,000
	486,800	7.43	$0.105	(2)	11/17/04	11/17/09	$65,000	$82,000
	113,200	1.73	$0.95		11/17/04	11/17/14	$18,000	$28,000
John E. Halnen(4)	200,000	3.05	$0.215		01/27/04	01/27/14	$70,000	$112,000
	400,000	6.11	$0.095		11/17/04	11/17/14	$62,000	$99,000
Laurence F. Mulhern(5)	400,000	6.11	$0.155		06/07/04	06/07/14	$101,000	$161,000
	200,000	3.05	$0.095		11/17/04	11/17/14	$31,000	$49,000

(1)	This price represents the fair market value at the date of grant pursuant to the terms of the Company’s Stock Option Plans, except for (2) below.

(2)	This price represents 110% of the fair market value at the date of grant pursuant to the terms of the Stock Option Plans.

(3)	Potential Realizable Value is based on certain assumed rates of appreciation pursuant to rules prescribed by the Securities and Exchange Commission (the “Commission”). Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved. In accordance with rules promulgated by the Commission, Potential Realizable Value is based upon the exercise price of the options.

(4)	The options granted to Messrs. Crowell and Halnen vest in full on the first anniversary of grant.

(5)	The options granted to Mr. Mulhern on June 7, 2004 vest as follows: 300,000 on June 7, 2005 and 100,000 on June 7, 2006. The options granted to Mr. Mulhern on November 17, 2004 vest in full on the first anniversary of grant
Fiscal Year-End Option Value Table
      The following table shows the number of shares of Common Stock acquired during 2004 by the exercise of options and the related value realized, as well as the number of shares of Common Stock and values represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 2004. The value of unexercised in-the-money options at December 31, 2004 is calculated using the $0.066 per share closing price of such shares on that date. See note (2) below.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In The Money Options
	Shares		at December 31, 2004		at December 31, 2004(1)(2)
	Acquired on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert J. Crowell	—	—	3,129,837	850,000	—	—
John E. Halnen	—	—	1,425,499	600,000	—	—
Laurence F. Mulhern	—	—	—	600,000	—	—

(1)	Options are “in-the-money” if the fair market value of the Common Stock exceeds the exercise price.

(2)	Represents the total gain which would be realized if all in-the-money options beneficially held at December 31, 2004 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $0.066, the closing sale price per share of the Company’s Common Stock on the OTCBB Market on December 31, 2004.
Executive Profit Performance Bonus Plan
      At the Company’s 1998 Annual Meeting, the stockholders approved the Elcom International, Inc. Executive Profit Performance Bonus Plan For Executive Officers (the “Executive Performance Plan”) which the Board of Directors approved in September 1997. The Executive Performance Plan covers, for a fiscal year, those persons who, on the ninetieth day of that particular fiscal year, are the executive officers of the Company (“Executive Officers”). As such, the number of people covered will generally be limited to no more than ten, and in order to participate in the Executive Performance Plan, the Executive Officer must be employed as of March 30th of the calendar year and must be awarded a participation (also by March 30th) by the Compensation Committee of the Board of Directors (the “Committee”).
      The Executive Performance Plan provides for incentive compensation payments (limited in amount to the lesser of: (a) two times the executive’s base salary or (b) one million dollars) to be made to covered Executive Officers based upon the increase in the Company’s reported operating income (or reduction in operating loss) over the prior year. The Executive Performance Plan provides for an aggregate “bonus pool” equal to 20% of the increase in the Company’s reported operating income (or reduction in operating loss) over the prior year. Accordingly, the Board of Directors believes that the Executive Performance Plan provides a substantial incentive to those Executive Officers in the best position to affect the Company’s operating performance and that substantial benefits will accrue to the Company from granting participations in the

Executive Performance Plan. Such participations afford the Executive Officers a substantial incentive to enhance the value of the Company’s Common Stock through their own efforts in improving the Company’s operating results. The granting of participations also is expected to be instrumental in attracting and retaining key executives. Accordingly, the Company will, from time to time, grant participations to such Executive Officers as may be selected to participate in the Executive Performance Plan in accordance with the terms thereof. Although, the Company’s reported operating loss decreased (i.e. operating income improved) from 2003 to 2004, no payments were made to Executive Officers for 2004 in respect of the Executive Performance Plan.
      The Executive Performance Plan is administered by the Compensation Committee of the Board, presently comprised of Messrs. Harries, Ortiz and Smith. Members of the Committee must be persons who qualify as “outside directors” under Section 162(m) of the Code and who are “non-employee directors” under Rule 16(b)(3) of the Exchange Act.
      Through December 31, 2000, the Executive Performance Plan was not permitted to be terminated or amended in any way that would adversely impact any current participant, without such participant’s written consent. Thereafter, the Board of Directors or the Committee may amend or terminate the Executive Performance Plan. The participants have waived participation in the Executive Performance Plan for calendar year 2004. For fiscal year 2005, Mr. Crowell, Mr. Halnen and Mr. Mulhern each will participate in the Executive Performance Plan with a 50%, 25% and 10% participation interest, respectively.
Key Personnel Profit Performance Plan
      The Elcom International, Inc. Key Personnel Profit Performance Plan (the “Key Personnel Performance Plan”), which is designed to operate in conjunction with the Executive Performance Plan, is intended to provide a substantial incentive to key personnel who are not Executive Officers, but who can, in the performance of their duties, affect the Company’s operating results. The Key Personnel Performance Plan Bonus Pool is limited to that portion of the 20% Bonus Pool (as defined in the Key Personnel Performance Plan) calculated under the terms of the Executive Performance Plan less payments under the Executive Performance Plan. Accordingly, the bonus pool available under the Key Personnel Performance Plan is generally limited to that portion of the 20% Bonus Pool calculated under the Executive Performance Plan, which is either unallocated to Executive Officers or is in excess of the payment limitations under the Executive Performance Plan (the annual payment to any one individual is limited in amount to the lesser of: (a) two times the executive’s base salary or (b) one million dollars). Thus, based on existing allocations under the Executive Performance Plan, for 2004 approximately 25% of any Bonus Pool would have been available for award under the Key Personnel Performance Plan. The terms and administration of the Key Personnel Performance Plan generally correspond to those of the Executive Performance Plan, except that in the case of the Key Personnel Performance Plan, the annual payout to any one participant is limited to the lesser of $500,000 or two times the participant’s base salary. The Compensation Committee controls participation in the Key Personnel Performance Plan. No payments were made under the Key Personnel Performance Plan with respect to the calendar year 2004.
Employment Contracts
      Effective June 20, 2002, the Company entered into an Amended and Restated Employment Agreement with Robert J. Crowell, which was amended effective as of April 16, 2004, (the “2002 Crowell Agreement”) replacing the Employment Agreement between the Company and Mr. Crowell entered into in 1997. Pursuant to the 2002 Crowell Agreement, Mr. Crowell has been retained for a term ending June 20, 2006 as the Chairman and Chief Executive Officer of the Company. Mr. Crowell had voluntarily suspended portions of his compensation during 2001, 2002, and 2003 (see Footnote (2) to the “Summary Compensation Table”). The 2002 Crowell Agreement was amended and his annual base salary was reduced to $364,000 effective April 16, 2004, from the original annual base salary of $525,000. Mr. Crowell also may be awarded a quarterly bonus of up to $37,500 based upon the Compensation Committee’s evaluation of his performance. (see “Summary Compensation Table”). The 2002 Crowell Agreement provides that Mr. Crowell is entitled to participate in all Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives of the Company, and that Mr. Crowell will have a minimum rate of 50% participation in the Executive Performance Plan Bonus Pool, see “Executive Profit Performance Bonus Plan”. Under the 2002 Crowell Agreement, Mr. Crowell is also entitled to receive an annual option grant to purchase at least 400,000 shares of the Company’s Common Stock under the Company’s Stock Option Plans to be made no later than July of each year. The options will be exercisable as determined by the Compensation Committee, and, to the maximum extent allowable, shall be ISO’s.
      If Mr. Crowell’s employment with the Company should terminate because of a disability (as defined) he becomes entitled to receive (i) a payment equal to two years’ each of base salary plus maximum potential bonus, payable in 24 equal monthly installments, and (ii) health, dental benefits and group term life insurance for 24 months following termination of employment with the Company. If Mr. Crowell’s employment with the Company should terminate other than for cause (as defined in the agreement) or upon Mr. Crowell’s resignation for good reason (as defined) after a change in control (as defined in the agreement) he becomes entitled to receive (i) a severance payment equal to 2.99 times his base salary plus maximum potential bonus, payable 50% upon Mr. Crowell executing a release in favor of the Company and 50% payable in twelve equal monthly installments, (ii) all of Mr. Crowell’s stock options shall become immediately vested and exercisable, and (iii) health, dental benefits and group term life insurance for a three year period following termination of employment with the Company. For purposes of calculating any such payment, Mr. Crowell’s base salary and maximum potential bonus shall be calculated without giving effect to any reduction in his base salary that might have occurred after a change in control of the Company.
      Effective June 20, 2002, the Company entered into an Employment Agreement with John E. Halnen, which was amended on March 9, 2004, (the “Halnen Agreement”). Pursuant to the Halnen Agreement, Mr. Halnen was retained for a term ending June 20, 2005 as the President and Chief Operating Officer of the Company. During the term, Mr. Halnen is entitled to receive a base salary of $225,000 per year, unless Mr. Halnen voluntarily agrees to a reduction in his base salary, and shall have the opportunity to receive an annual bonus of up to $75,000, payable quarterly, see footnote to the “Summary Compensation Table”.
      The Halnen Agreement provides that Mr. Halnen is entitled to participate in all Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives of the Company, and that Mr. Halnen will have a minimum rate of 25% participation in the Executive Performance Plan Bonus Pool, see “Executive Performance Bonus Plan”. Under the Halnen Agreement, Mr. Halnen also is entitled to receive an annual option grant to purchase at least 200,000 shares of the Company’s Common Stock under the Company’s Stock Option Plans to be made no later than July of each year. The options will be exercisable as determined by the Compensation Committee, and, to the maximum extent allowable, shall be incentive stock options.
      If Mr. Halnen’s employment with the Company should terminate because of a disability (as defined in the agreement) Mr. Halnen shall become entitled to receive (i) a payment equal to twelve months’ base salary plus his maximum potential bonus, payable in twelve equal monthly installments, and (ii) health, dental benefits and group term life insurance for twelve months following termination of employment with the Company. If Mr. Halnen’s employment with the Company should terminate other than for cause (as defined in the agreement), Mr. Halnen shall become entitled to receive (i) a severance payment equal to twelve months’ base salary plus his maximum potential bonus payable in twelve equal monthly installments or, if, at the time of such termination, Mr. Crowell is no longer Chairman and Chief Executive Officer of the Company, then such severance payment shall be equal to eighteen months base salary plus his maximum potential bonus, payable 50% upon Mr. Halnen executing a release in favor of the Company and 50% payable in twelve equal monthly installments, and (ii) health, dental benefits and group term life insurance for twelve months following termination of employment with the Company. If Mr. Halnen’s employment with the Company should terminate other than for cause (as defined in the agreement), following a change in control (as defined in the agreement) Mr. Halnen shall be entitled to receive (i) a severance payment equal to the greater of his base salary plus his maximum potential bonus for the remainder of the term of the Halnen Employment Agreement or his base salary plus his maximum potential bonus for two years, payable 50% upon Mr. Halnen executing a release in favor of the Company and 50% payable in 24 equal monthly installments, (ii) all of Mr. Halnen’s stock options shall become immediately vested and exercisable, and (iii) Mr. Halnen shall become entitled to receive health, dental benefits and group term life insurance for 24 months following termination of employment with the Company. For purposes of calculating any such payment, Mr. Halnen’s base salary and maximum potential bonus shall be calculated without reference to any voluntary reductions then in effect.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The following report of the Compensation Committee describes the philosophy, objectives and components of the Company’s executive compensation programs for 2004 and discusses the determinations concerning the compensation for the Chief Executive Officer for 2004.
      The members of the Compensation Committee are William W. Smith, Richard J. Harries, Jr., and John W. Ortiz. Each of Messrs. Smith, Harries and Ortiz is an “independent director”, as defined under NASDAQ listing standards.
Compensation Philosophy
      In reviewing and overseeing the Company’s compensation programs, the Compensation Committee adheres to a compensation philosophy which provides executive compensation programs that are designed to: (i) attract and retain key executives crucial to the long-term success of the Company; (ii) relate to the achievement of operational and strategic objectives; and (iii) be commensurate with each executive’s performance, experience and responsibilities. In making its recommendations concerning salaries and awards under compensation plans, the Committee considers the financial condition and operational performance of the Company during the prior year, the Company’s success in achieving strategic objectives that may have a long-term beneficial effect on the Company’s results of operations and financial condition, and its assessment of the contributions of the individual executive officer to the Company’s performance and to the achievement of its strategic objectives. The Committee, however, has not specifically focused on the compensation levels of executives in peer group companies in making compensation decisions. Historically, the Committee has not relied extensively on objective criteria in measuring individual performance and its decisions concerning compensation are primarily based on subjective decisions concerning the appropriate levels of compensation.
Compensation Program
      As a means of implementing these compensation philosophies and objectives, the Company’s compensation program for executive officers consists of the following primary elements: salary, participation in the Company’s Stock Option Plans, and participation in the Executive Performance Plan. These particular elements are further explained below.
      Salaries — Salary levels for executive officers reflect the Committee’s subjective judgments of appropriate salaries in light of the duties and responsibilities inherent in the executives’ respective positions. The particular qualifications of an individual being considered for a position and his or her level of experience are considered in establishing a salary level when an individual is first appointed to a given position. The performance and contribution of the individual to the Company, as well as Company performance, are the primary criteria influencing salary administration. Salaries of executive officers are generally reviewed each year. In many instances, the primary factor in setting salary levels was the Company’s desire to provide compensation in amounts sufficient to induce these individuals to join or remain with the Company.
      Stock Options — The Company uses stock options as a long-term incentive program for executives, management and employees. Stock options are used because they directly relate the amounts earned by the executive to the amount of appreciation realized by the Company’s stockholders over comparable periods. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in the Company. The Committee considers possible grants of stock options throughout the year. In determining the number of options awarded to an individual executive, the Committee generally establishes a level of award based upon the position of the individual, his or her level of responsibility and length of service. The Committee also considers (without assigning any particular weight) amounts of base salary and/or bonus payments which executives and other personnel may elect to forgo, in determining the quantity of options to be granted.
      Executive Performance Plan and Bonuses — The Executive Performance Plan and potential bonuses reflect the Committee’s desire to provide the Company’s executives an opportunity to earn bonuses based upon actual reported improvements in the Company’s performance and/or subjective assessments of an executive’s performance. Accordingly, the Committee believes that the Executive Performance Plan and potential bonuses provides substantial incentives to the executives who are in the best position to affect the Company’s operating performance. The Committee believes that by granting participation in the Executive Performance Plan and/or providing bonus opportunities, the executives will have a substantial incentive to enhance the value of the Company’s Common Stock through their own efforts in improving the Company’s operating profitability.
      Benefit Programs — The executive officers also participate in various welfare and benefit programs that are generally made available to all salaried employees. Executive officers also receive certain traditional perquisites, which are customary for their positions.
Chief Executive Officer Compensation
      The compensation arrangements for Mr. Crowell with respect to the 2004 fiscal year were primarily based upon the terms of his employment contracts with the Company, as described under “Executive Compensation — Employment Contracts.” Pursuant to the 2002 Crowell Agreement, Mr. Crowell is entitled to an annual minimum base salary of $525,000, which was reduced to $364,000 effective April 16, 2004. In order to assist the Company in conserving cash, Mr. Crowell voluntarily reduced his cash compensation at various times in 2001, 2002 and 2003. Such reductions amounted to approximately $246,000 in 2004, $257,000 in 2003 and $135,000 in 2002. In April 2003, Mr. Crowell received a $187,000 repayment of certain deferred base compensation amounts, which he invested in the Company’s Debentures. Mr. Crowell also received withholding and estimated income taxes of $32,000, which were paid to the appropriate tax authorities. These amounts ($219,000) are included in the Summary Compensation Table above in the 2003 line. Mr. Crowell also invested an additional $263,000 of cash in the Company’s Debentures (see “Transactions With Management”). During the first quarter of 2005, Mr. Crowell loaned the Company $100,000 pursuant to a 12% Secured Promissory Note (see “Transactions with Management”). As of December 31, 2004, Mr. Crowell has deferred a net aggregate of $432,000 in base compensation, which may be paid to Mr. Crowell depending upon the success of future operations. The Company reinstated Mr. Crowell’s cash compensation in accordance with the 2002 Crowell Agreement to the level of $364,000 per year, effective April 19, 2004. Mr. Crowell voluntarily reduced his cash compensation again in September 2004, in order to assist the Company in conserving cash. The 2002 Crowell Agreement originally provided for annual base compensation of $525,000, much of which was deferred as described herein through April 16, 2004, when the annual base compensation was reduced to $364,000. The Compensation Committee did not conduct any official surveys of competitive, industry or revenue peer groups, but believed that, over the course of negotiation on the 2002 Crowell Agreement, that this annual base salary in 2004 was fair and reasonable given the position of the Company and Mr. Crowell’s responsibilities.
      In addition, the 2002 Crowell Agreement provides that Mr. Crowell is entitled to participate in all of the other Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives of the Company and that he participates in the Executive Performance Plan at a minimum rate of 50% of any bonus pool generated by such plan. Under the 2002 Crowell Agreement, Mr. Crowell also is entitled to receive annual grants of options under the Company’s Stock Option Plans of no less than 400,000, to be made no later than July of each year, under terms to be determined by the Compensation Committee. In March 2004 the Committee elected to award Mr. Crowell 150,000 in addition to granting Mr. Crowell stock options covering 250,000 shares of Common Stock, in lieu of the required grant of stock options covering 400,000 shares of Common Stock. In recognition of Mr. Crowell’s ongoing commitment to the Company and considering his voluntary reduction of pay (to zero) in September 2004, the Committee awarded Mr. Crowell stock options covering 600,000 shares of Common Stock in November 2004.

Section 162(m)
      Section 162(m) of the Code (the “Section”) disallows a tax deduction for any publicly traded company for individual compensation exceeding $1 million in any year for any of the Named Executive Officers, unless the compensation is performance-based or otherwise meets an applicable exemption. Since the aggregate compensation of each of the Company’s executive officers is below the $1 million threshold and since the Committee believes that options granted under the Company’s Stock Option Plans generally will meet the performance based provisions under the Section, the Committee currently believes that the Section will not reduce the tax deduction available to the Company for compensation paid in 2004 to the Company’s executive officers.

Compensation Committee

William W. Smith, Chairman
Richard J. Harries, Jr.
John W. Ortiz
Compensation Committee Interlocks and Insider Participation
      The Company’s Compensation Committee is currently composed of Messrs. Harries, Ortiz, and Smith. No current member of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PERFORMANCE GRAPH
      Set forth below is a line graph and a table of the related underlying data comparing the percentage change in the cumulative total stockholders’ return on the Company’s Common Stock against the cumulative total return of the Total Return Index for The Nasdaq Stock Market — U.S. and Foreign (“Nasdaq Total”), and the index for Nasdaq Computer and Data Processing Services Stocks (“Industry”) for the period beginning on December 31, 1999 and as of the last trading day on the Nasdaq or OTCBB, as applicable, in each calendar year thereafter through 2004. The Industry index includes all Nasdaq listed securities with a Standard Industrial Classification (SIC) of 737. The graph assumes that the value of an investment in the Common Stock of Elcom International, Inc., at the average of its high and low price, and each index was $100 on December 31, 1999 and that all dividends, if any were reinvested.
Comparison of the Common Stock of Elcom International, Inc. (“The Company”),
The Total Return Index for The Nasdaq Stock Market — U.S. and Foreign (“Nasdaq Total”),
and the Index for Nasdaq Computer and Data Processing Services Stocks (SIC Code 737) (“Industry”)

	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04

The Company	100.000	4.217	4.386	0.691	0.627	0.217
Nasdaq Total	100.000	60.308	47.838	33.073	49.449	53.813
Industry	100.000	45.880	36.945	25.477	33.563	36.964
AUDIT COMMITTEE AND RELATED MATTERS
Report of the Audit Committee
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the Company’s independent auditors. In addition, the Audit Committee must preapprove all audit and non-audit services performed by the Company’s independent auditors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors.
      Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee monitors these processes.
      In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America.
      In addition, the independent auditors provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), related to the auditors’ independence. The Audit Committee discussed with the independent auditors: (i) the auditors’ independence from the Company and its management and considered the compatibility of non-audit services with the auditors’ independence, and (ii) the matters required by Statement on Auditing Standards No. 61.
      The Audit Committee discussed with the Company’s financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.
      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee

William W. Smith
Richard J. Harries, Jr.
John W. Ortiz
      Effective October 24, 2003, KPMG LLP (“KPMG”) resigned as the independent public accountants of the Company. The Company had previously solicited Vitale, Caturano & Company Ltd. (“VCC”) and retained them as its independent public accountants effective October 27, 2003. The engagement of VCC was approved by the Audit Committee of the Company’s Board of Directors and affirmed by the entire Board of Directors.
      The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended December 31, 2001 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2001 and 2002, contained a separate paragraph stating “the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about is ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might results from the outcome of this uncertainty.”

      In connection with the audits of the Company’s consolidated financial statements for the two fiscal years ended December 31, 2001 and 2002, and through October 24, 2003, the Company and KPMG had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in its report on the financial statements of the Company for such years. Additionally, during the Company’s fiscal year ended December 31, 2003 there were no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)).
      In September 2003, the Audit Committee of the Board of Directors of the Company solicited a proposal for its September 30, 2003 Quarterly Review and the year-end audit of its calendar 2003 consolidated financial statements from VCC. The Audit Committee took this action to replace KPMG, as the Company was aware of KPMG’s intention to resign.
      During September and October 2003, the Company met with and provided appropriate information to VCC in order to allow for VCC’s smooth transition into the role of the Company’s independent accounts. On October 14, 2003 the Audit Committee decided it would engage VCC to act as the Company’s independent accountants for calendar year 2003. The Company subsequently informed KPMG of this decision.
      During the two most recent fiscal years and through the date of this Proxy Statement, the Company has not consulted with VCC on items that were or should have been subject to Auditing Standard 50 or concerned the subject matter of a disagreement or reportable event with KPMG, the former independent accountants of the Company, as described in Regulation S-K Item 304 (a)(2).
      In connection with the audits of the Company’s consolidated financial statements for the two fiscal years ended December 31, 2004 and 2003, the Company and VCC had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of VCC, would have caused VCC to make reference thereto in its report on the financial statements of the Company for such years. Additionally, during the Company’s fiscal year ended December 31, 2004 there were no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)).
      It is anticipated that a representative of VCC will be on hand at the Annual Meeting. Such representative will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
      Fees for services rendered by the Company’s Independent Public Accountants for the last two fiscal years were:

	2004	2003

	(In thousands)
Audit fees	$66	$70
Audit related fees	10	12
Tax services	4	—
All Other Fees	2	2

Total fees	$82	$84

Audit Fees
      VCC has billed the Company $66,000 for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2004, the reviews of interim financial statements included in the Company’s Forms 10-QSB filed during the year ended December 31, 2004, and for consultation relating to accounting matters.
      VCC has billed the Company $70,000 for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2003, the reviews of interim financial statements included in the Company’s Forms 10-Q filed during the year ended December 31, 2003, and for consultation relating to accounting matters.
      KPMG, the Company’s previous auditors, billed the Company $32,000 for reviews of interim financial statements included in the Company’s Forms 10-Q filed during the year ended December 31, 2003 and $59,000 for work related to issuance of their consent to inclusion of their opinion on the Company’s 2001 and 2002 financial statements in the Company’s 2003 Form 10-K.
Audit Related Fees
      During 2004, VCC billed the Company $10,000 in audit related fees for the audit of the Company’s benefit plan.
      Audit related fees for 2003 relate to VCC work performed in connection with the Company’s issuance of Common Stock in April 2004 on the AIM Exchange in the U.K.
Tax Fees
      During 2004, VCC billed the Company approximately $4,000 in tax fees for review of the Company’s 2003 tax returns.
All Other Fees
      Other fees for 2004 of $2,000 were paid to VCC for certain specific procedures performed by VCC to assist the Company in documenting its security management and policy document.
      Other fees for 2003 of $2,000 were paid to VCC for certain specific procedures performed by VCC to assist the Company in investigating check fraud committed by a former employee and designing enhanced internal controls.
      Before VCC is engaged by the Company to render audit or non-audit services, the engagement is approved by the Company’s Audit Committee. None of the services described above was approved by the Audit Committee under the de minimus exception to pre-approval provided in Commission rules.
CODE OF ETHICS
      On March 31, 2004, the Company adopted a Code of Ethics for Senior Executives and Financial Officers (the “Company Code”) which applies to the Company’s CEO, President, COO, CFO, controller, or treasurer or persons performing similar functions. Upon written request to the Company at 10 Oceana Way, Norwood, Massachusetts 02062, the Company will provide to any person, without charge, a copy of the Company Code.
OTHER MATTERS
      The Board of Directors is not aware of any matter to come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters insofar as the Proxies are not limited to the contrary.
SECTION 16(a)
BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s Officers and Directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities (i.e., the Common Stock), to file reports of ownership and changes in ownership of such securities with the

Commission. Officers, Directors and greater-than-ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely upon a review of the copies of the forms furnished to the Company during or with respect to 2004, and written representations from certain reporting persons, the Company believes that no Officer, Director or greater-than-ten-percent beneficial owner failed to file on a timely basis during the year ended December 31, 2004 any report required by Section 16(a) of the Exchange Act.
DATE TO SUBMIT STOCKHOLDER
PROPOSALS FOR 2006 ANNUAL MEETING
      Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 2006 must do so no later than January 27, 2006. To be eligible for inclusion in the 2006 Annual Meeting proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act. The Company may use its discretion in voting Proxies with respect to stockholder proposals not included in the Company’s proxy materials for the 2006 Annual Meeting of Stockholders, unless the Company receives notice of such proposal(s) prior to April 12, 2006.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND OTHER INFORMATION
      Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-KSB, including the financial statements required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Written requests for such Report and/or Proxy Statement should be directed to:
Elcom International, Inc.
10 Oceana Way
Norwood, MA 02062
      You are urged to sign and return your Proxy promptly in the enclosed return envelope (or vote your shares via the Internet) to make certain your shares will be voted at the Annual Meeting.

By Order of the Board of Directors,

Laurence F. Mulhern
Secretary
May 27, 2005

APPENDIX A
FORM OF PROPOSED AMENDMENT TO
SECOND RESTATED CERTIFICATE OF INCORPORATION
      The Second Restated Certificate of Incorporation of the Corporation, as Amended, is hereby amended by deleting in its entirety Article FOURTH, Section 1 and substituting in lieu thereof the following:
      “The total number of shares of all classes of stock that the Corporation shall have authority to issue is Five Hundred Ten Million (510,000,000), consisting of Five Hundred Million (500,000,000) shares of common stock, par value $.01 per share (the “Common Stock”), and Ten Million (10,000,000) shares of preferred stock, par value $.01 per share (the “Preferred Stock”).”

A-1

APPENDIX B
THE 2005 STOCK OPTION PLAN
OF ELCOM INTERNATIONAL, INC.
May 9, 2005
      Elcom International, Inc. hereby adopts a stock option plan for the benefit of certain persons and subject to the terms and provisions set forth below.
      1. Definitions. The following terms shall have the meanings set forth below whenever used in this instrument:

(a) “Affiliate” shall mean any corporation or other entity which controls, is controlled by, or is under common control with the Company including, without limitation, any Subsidiary.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the United States Internal Revenue Code (Title 26 of the United States Code) as the same may be amended from time to time.

(d) “Committee” shall mean the Compensation Committee appointed by the Board, which shall consist of at least two “outside directors” as such term is defined in Section 162(m) of the Code, or if no such committee is appointed, the word “Committee” shall mean the Board.

(e) “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.

(f) “Company” shall mean Elcom International, Inc., a Delaware corporation, and any successor thereto that shall maintain this Plan.

(g) “Fair Market Value” shall mean, as of any particular date, (i) the average of the high and low sale prices per share of the Common Stock as reported on the principal stock exchange on which the Common Stock is then trading, if any, or, if, applicable, The Nasdaq Stock Market, on such day, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply because the Common Stock is not then trading on a stock exchange or The Nasdaq Stock Market, the fair market value of a share of Common Stock as determined by the Committee.

(h) “Incentive Stock Option” shall mean any option that qualifies as an incentive stock option under the terms of Section 422 of the Code.

(i) “Key Personnel” shall mean any person whose performance as an employee, or independent contractor, or outside Director of the Company or an Affiliate is, in the judgment of the Committee, important to the successful operation of the Company or an Affiliate.

(j) “Optionee” shall mean any Key Personnel to whom a stock option has been granted pursuant to this Plan.

(k) “Plan” shall mean 2005 Stock Option Plan of Elcom International, Inc., as it was originally adopted, and as it may be amended at a later date.

(l) “Subsidiary” shall have the same meaning as “subsidiary corporation” under Section 424(f) of the Code.

(m) “Substantial Stockholder” shall mean any Key Personnel who owns more than 10% of the total combined voting power of all classes of stock of the Company. Ownership shall be determined in accordance with Section 424(d) of the Code and lawful applicable regulations.
      2. Purpose of the Plan. The purpose of the Plan is to provide Key Personnel with greater incentive to serve and promote the interests of the Company and its stockholders. The premise of the Plan is that, if such Key Personnel acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such Key Personnel to work toward the Company’s continued success will be commensurately increased. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such Key Personnel as may be selected to participate in the Plan, options to purchase Common Stock on the terms and subject to the conditions set forth in the Plan.
      3. Effective Date of the Plan. The Plan, as originally adopted, became effective as of May 9, 2005, the date of the Board’s approval and adoption of the Plan.
      4. Administration of the Plan. The Plan shall be administered by the Committee. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any amendment of or successor to such Rule as may be in effect from time to time and an “outside director” within the meaning of Section 162(m) of the Code or any amendment of or successor to such provision as may be in effect from time to time. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee. The Committee may delegate any of its authority to any other person or persons that it deems appropriate. Subject to the terms and conditions of the Plan, and in addition to the other authorizations granted to the Committee under the Plan, the Committee shall have full and final authority in its absolute discretion:

(a) to select the Key Personnel to whom options will be granted;

(b) to determine the number of shares of Common Stock subject to any option;

(c) to determine the time when options will be granted;

(d) to determine the option price of Common Stock subject to an option, including any repricing thereof;

(e) to determine the time when each option may be exercised, and the duration of the exercise period;

(f) to determine whether and to what extent an option is an Incentive Stock Option; provided, however, that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary;

(g) to prescribe the form of the option agreements governing the options which are granted under the Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of either the Plan or, where the option is an Incentive Stock Option, Section 422 of the Code;

(h) to adopt, amend and rescind such rules and regulations as, in the Committee’s opinion, may be advisable in the administration of the Plan; and

(i) to construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.
Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all Optionees and upon any person claiming under or through such an Optionee. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.
      5. Persons Eligible for Options. Subject to the restrictions herein contained, options may be granted from time to time in the discretion of the Committee only to Key Personnel designated by the Committee; provided, that any Key Personnel who renounces in writing any right he may have to receive stock options under the Plan shall not be eligible to receive any stock options under the Plan. The Committee may grant more than one option to the same Key Personnel. Notwithstanding the foregoing, no options may be granted to any executive officer of the Company who either was a CEO during the last completed fiscal year or was one of the four most highly compensated executive officers of the Company at the end of the last completed fiscal year (as such positions are defined in Item 402 of Regulation S-K promulgated by the United States Securities and Exchange Commission), unless and until such time as the stockholders of the Company have approved, adopted and ratified this Plan.
      6. Shares Subject to the Plan. Subject to the provisions of the next succeeding provisions of this Section 6, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be fifteen million (15,000,000) shares of Common Stock. The maximum number of shares of Common Stock for which options may be granted under the Plan to any one Key Personnel in any one fiscal year of the Company is 800,000, subject to the other provisions of this Section 6. Either treasury or authorized and unissued shares of Common Stock, or both, in such numbers, within the maximum limit of the Plan, as the Committee shall from time to time determine, may be so issued. All shares of Common Stock that are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any Key Personnel. In addition, any shares of Common Stock that are retained to satisfy an Optionee’s withholding tax obligations or that are transferred to the Company by an Optionee, in accordance with the provisions of Section 7(d), to satisfy such obligations or to pay all or any portion of the option price in accordance with the terms of the Plan, may be made available for reoffering under the Plan to any Key Personnel. If an option granted under this Plan is exercised, any shares of Common Stock that are the subject thereof shall not thereafter be available for reoffering under the Plan, except in accordance with the preceding sentence.
      In the event that subsequent to the date of adoption of the Plan by the Board, the outstanding shares of Common Stock are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, including without limitation any transaction described in Section 424(a) of the Code, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised option granted under the Plan and each share of Common Stock available for additional grants of options under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be divided or exchanged, (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Committee shall make such other adjustments to the securities subject to options, the provisions of the Plan, and option agreements as may be appropriate, equitable and in compliance with the provisions of Section 424(a) of the Code to the extent applicable and any such adjustment shall be final, binding and conclusive as to each Optionee. Any such adjustment shall provide for the elimination of fractional shares.
      7. Option Provisions.

(a) Option Price. The option price per share of Common Stock that is the subject of an Incentive Stock Option shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the option is granted; provided, however, that if any Key Personnel to whom an Incentive Stock Option is granted is, at the time of the grant, a Substantial Stockholder, the option price per share of Common Stock shall be determined by the Committee but shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the option is granted. The option price per share of Common Stock under each option granted pursuant to the Plan that is not an Incentive Stock Option shall be determined by the Committee at the time of grant. The day on which the Committee approves the granting of an option shall be deemed for all purposes hereunder the date on which the option is granted, unless another effective date for such grant is specified by the Committee.

(b) Period of Option. The Committee shall determine when each option is to expire but no option shall be exercisable after ten (10) years have elapsed from the date upon which the option is granted; provided, however, that no Incentive Stock Option granted to a person who is a Substantial Stockholder at the time of the grant of such option shall be exercisable after five (5) years have elapsed from the date upon which the option is granted.

(c) Transferability of Options. Except as provided in this subsection (c), no option granted under this Plan shall be transferable by an Optionee other than by will or the laws of descent and distribution, and options shall be exercisable during an Optionee’s lifetime only by the Optionee or, in the event of the Optionee’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the grantee under state law. The Committee may expressly provide in an option agreement or other written form of consent that an Optionee may transfer an option which is not an Incentive Stock Option to his spouse or lineal descendants (“Family Members”), or a trust or other entity owned by or for the exclusive benefit of the Optionee and/or Family Members, or a partnership or other entity affiliated with the Optionee that may be approved by the Committee. Subsequent transfers of any such option shall be prohibited except in accordance with the preceding sentence. All terms and conditions of any such option agreement, including provisions relating to the termination of the Optionee’s employment or service with the Company and its Affiliates, shall continue to apply following a transfer made in accordance with this subsection (c).

(d) Conditions Governing Exercise of Option. The Committee may, in its absolute discretion, either require that, prior to the exercise of any option granted hereunder, the Optionee shall have been an employee or independent contractor for a specified period of time after the date such option was granted, or make any option granted hereunder immediately exercisable. Each option shall be subject to such additional or different restrictions or conditions with respect to the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of any such conditions, the option may be exercised in whole or in part at any time during the option period. Options shall be exercised by the Optionee (i) giving written notice to the Company of the Optionee’s exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee (which may be included in the option agreement), in whole or in part in shares of Common Stock, by delivery to the Company of shares of Common Stock that have been already owned by the Optionee for at least six months, having a Fair Market Value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company (which may be included in the option agreement) with respect to income tax withholding, as required, which arrangements may include, at the absolute discretion of the Committee, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the Optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the Optionee may agree for the minimum required withholdings, or (b) the Optionee’s delivery to the Company of shares of Common Stock having a Fair Market Value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Certain dissolutions or liquidations of the Company or, unless the provisions of the option agreement provide otherwise, mergers or consolidations in which the Company is not the surviving corporation, may, but need not, cause each outstanding option to terminate, provided, that each Optionee may have the right during the period, if and only to the extent prescribed in the option agreement, prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise the then exercisable portion of his or her option in whole or in part without regard to any other limitations contained in the Plan or the option agreement. Additional provisions with respect to acquisitions, mergers, liquidations or dissolutions may be set forth in the option agreement.

(e) Termination of Employment, Etc. If an Optionee ceases to be an employee and/or outside Director and/or independent contractor of the Company and all Affiliates, then the Committee shall have absolute discretion to establish, in the option agreement or otherwise, the restrictions on the exercisability of options granted hereunder. An Optionee’s employment shall not be deemed to have terminated while he is on a military, sick or other bona fide approved leave of absence from the Company or an Affiliate as such a leave of absence is described in Section 1.421-7(h) of the Federal Income Tax Regulations or any

lawful successor regulations thereto. If the stock option is an Incentive Stock Option, no option agreement shall:

(i) permit any Optionee to exercise any Incentive Stock Option more than three (3) months after the date the Optionee ceased to be employed by the Company and all Subsidiaries if the reason for the Optionee’s cessation of employment was other than his death or his disability (as such term is defined by Section 22(c)(3) of the Code); or

(ii) permit any Optionee to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be employed by the Company and all Subsidiaries if the reason for the Optionee’s cessation of employment was the Optionee’s disability (as such term is defined by Section 22(c)(3) of the Code); or

(iii) permit any person to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be employed by the Company and all Subsidiaries if either (A) the reason for the Optionee’s cessation of employment was his death or (B) the Optionee died within three (3) months after ceasing to be employed by the Company and all Subsidiaries;

provided, however, unless the option agreement contains differing provisions with respect to the vesting and exercisability of options upon a termination without “cause”, which provisions shall supercede the provisions contained herein, if an Optionee’s cessation of employment (for reason other than death or disability) was by reason of a termination without “cause”, as such term shall be defined in the option agreement, then that portion of any option granted to the Optionee that is exercisable on the date of such termination, may remain exercisable for a one hundred eighty (180) day period commencing on the date of such termination without “cause” and that portion of any option granted to the Optionee that is not exercisable on the date of such termination, shall become immediately exercisable and may remain exercisable for a one-hundred eighty (180) day period commencing on the date of such termination; and provided, however, to the extent that an option agreement does not supercede the provisions contained in this Section 7(e) and permits exercise of an option within ninety (90) or more days following the commencement of a termination without “cause”, any option that is an Incentive Stock Option must be exercised in full within ninety (90) days after the commencement of the termination without “cause” or such Option will no longer qualify as an Incentive Stock Option and shall thereafter be, and receive the tax treatment applicable to, a non-qualified stock option. If any option is by terms of the option agreement exercisable following the Optionee’s death, then such option shall be exercisable by the Optionee’s estate, or the person designated in the Optionee’s Last Will and Testament, or the person to whom the option was transferred by the applicable laws of descent and distribution or by approval of the Committee.

(f) Termination of Stock Options Under Certain Circumstances. The Committee may cancel any unexpired stock options at any time if the Optionee is not in compliance with all applicable provisions of this Plan or with any stock option agreement entered into pursuant to this Plan, or if the Optionee, without the prior written consent of the Company, engages in any of the following activities: (i) renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company or an Affiliate, or (ii) discloses to anyone outside of the Company and the Affiliates, or uses for any purpose other than the business of the Company or an Affiliate, any confidential information or material relating to the Company or an Affiliate, whether acquired by the Optionee during or after employment with the Company or an Affiliate, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company or an Affiliate. The Committee may, in its discretion and as a condition to the exercise of a stock option, require an Optionee to acknowledge in writing that he is in compliance with all applicable provisions of this Plan and any stock option agreement entered into in connection with this Plan and has not engaged in any activities referred to in clauses (i) and (ii) of this Section 7(f).

(g) Limitations on Grant of Incentive Stock Options. In no event may Incentive Stock Options be granted hereunder to any person other than an employee of the Company or an Affiliate. In respect of any individual Optionee, the aggregate Fair Market Value of the shares of Common Stock (determined as of the date the respective Incentive Stock Options were granted) that are subject to Incentive Stock Options that first become exercisable during any particular calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Options that are not Incentive Stock Options shall not be subject to the limitations described in the preceding sentence and shall not be counted when applying such limitation.

(h) Prohibition of Alternative Options. It is intended that Key Personnel who are employees may be granted, simultaneously or from time to time, Incentive Stock Options or other stock options, but no eligible Key Personnel shall be granted alternative rights in Incentive Stock Options and other stock options so as to prevent options granted as Incentive Stock Options from qualifying as such within the meaning of Section 422 of the Code.

(i) Waiver by Committee of Conditions Governing Exercise of Option. The Committee may, in its sole discretion, waive, alter or amend any restrictions or conditions set forth in an option agreement concerning an Optionee’s right to exercise any option and/or the time and method of exercise.

      8. Amendments to the Plan. The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of the Board, the Committee may at any time amend, modify, suspend or terminate the Plan. In no event, however, without the approval of the Company’s stockholders, shall any action of the Committee or the Board result in:

(a) amending, modifying or altering the eligibility requirements provided in Section 5 hereof; or

(b) increasing or decreasing, except as provided in Section 6 hereof, the maximum number of shares for which options may be granted; or

(c) decreasing the minimum option price per share at which options may be granted under the Plan, as provided in Section 7(a) hereof; or

(d) extending the date on which the Plan shall terminate as provided in Section 11 hereof;
except as necessary to conform the Plan and/or the option agreements to changes in the Code or other governing law, rule or regulation. No option may be granted during any suspension of this Plan or after this Plan has terminated and no amendment, suspension or termination shall, without the Optionee’s consent, alter or impair any of the rights or obligations under an option theretofore granted to such Optionee under this Plan.
      9. Investment Representation, Approvals and Listing. The Committee may condition its grant of any option hereunder (or any transfer allowed in its discretion) upon receipt of an investment representation from the Optionee, which shall be substantially similar to the following:

“Optionee agrees that any shares of Common Stock of Elcom International, Inc. that may be acquired by virtue of the exercise of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the shares of Common Stock of Elcom International, Inc. that are subject to this option shall be registered under the Securities Act of 1933, as amended, for issuance to the Optionee or in the event there is presented to Elcom International, Inc. an opinion of counsel or other evidence, in either case, satisfactory to Elcom International, Inc. and/or its counsel to the effect that the offer and sale of the shares of Common Stock of Elcom International, Inc. that are subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended.”
The Company shall not be required to issue any certificates for shares of Common Stock upon the exercise of an option granted under the Plan prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange or The Nasdaq Stock Market on which the shares of Common Stock may be listed, (iii) completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the

Committee, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable, and (iv) obtaining an investment representation from the Optionee in the form set forth above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.
      10. General Provisions.

(a) Option Agreements Need Not Be Identical. The form and substance of option agreements, whether granted at the same or different times, need not be identical.

(b) No Right To Be Employed, Etc. Nothing in the Plan or in any option agreement shall confer upon any Optionee any right to continue in the employ of the Company or an Affiliate, or to serve as a member of the Board or as an independent contractor, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such option agreement, or to interfere with or limit either the right of the Company or an Affiliate to terminate the employment of, or independent contractor relationship with, such Optionee at any time or the right of the stockholders of the Company to remove him as a member of the Board with or without cause.

(c) Optionee Does Not Have Rights Of Stockholder. Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a stockholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such Optionee pursuant to the exercise of an option.

(d) Successors In Interest. The Plan shall be binding upon the successors and assigns of the Company.

(e) No Liability Upon Distribution of Shares. The liability of the Company under the Plan and any distribution of shares of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state or local tax authority and/or any securities regulatory authority.

(f) Taxes. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

(g) Use of Proceeds. The cash proceeds received by the Company from the issuance of shares of Common Stock pursuant to the Plan will be used for general corporate purposes, or in such other manner as the Board deems appropriate.

(h) Expenses. The expenses of administering the Plan shall be borne by the Company.

(i) Captions. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

(j) Number. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

(k) Gender. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

(l) Termination of the Plan. The Plan shall terminate at the close of business on May 9, 2015, and thereafter no options shall be granted under the Plan. All options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms of the option agreements governing such options and the terms and conditions of the Plan.

      11. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.
      12. Venue. The venue of any claim brought hereunder by an Optionee shall be Boston, Massachusetts.
      13. Changes in Governing Rules and Regulations. All references herein to the Code or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

PROXY

ELCOM INTERNATIONAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS, JUNE 29, 2005

     The undersigned hereby constitutes and appoints Robert J. Crowell and Laurence F. Mulhern and each of them, his or her true and lawful agents and Proxies, with full power of substitution in each, to represent and vote all of the shares of Common Stock, $.01 par value per share, of Elcom International, Inc. held of record as of the close of business on May 10, 2005 by the undersigned at the Annual Meeting of the Stockholders of Elcom International, Inc. to be held at the Holiday Inn Boston-Dedham Hotel and Conference Center, 55 Ariadne Road, Dedham, Massachusetts at 10:00 a.m. (E.D.T.) on June 29, 2005, and at any adjournment or postponement thereof, on all matters coming before said meeting.

You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card or vote via the Internet.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR FIXING THE SIZE OF THE BOARD OF DIRECTORS AT SEVEN, FOR THE ELECTION OF THE NOMINEES AS DIRECTORS, FOR THE PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY’S SECOND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 200,000,000 TO 500,000,000, AND FOR THE PROPOSAL TO RATIFY, APPROVE AND ADOPT THE 2005 STOCK OPTION PLAN OF ELCOM INTERNATIONAL, INC.

SEE REVERSE
SIDE

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

PROXY VOTING INSTRUCTIONS

Mail – Date, sign and mail your proxy card
In the envelope provided as soon as possible

- OR -

INTERNET – Access www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

Please detach along perforated line and mail in the envelope provide IF you are not voting via the Internet.

ANNUAL MEETING OF THE STOCKHOLDERS OF

ELCOM INTERNATIONAL, INC.

JUNE 29, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

- Please detach along perforated line and mail in the envelope provided. -

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/

1.	To fix the size of the Board of Directors at seven.

                     FOR                                 AGAINST                                 ABSTAIN

2.	ELECTION OF DIRECTORS – to elect the Directors of the class whose term of office will otherwise expire in 2005 for a three-year term ending at the Annual Meeting of Stockholders in 2008.

☐	FOR	NOMINEE:
		Class I:	John E. Halnen
☐	WITHHOLD
AUTHORITY

☐	FOR	NOMINEE:
		Class I:	John W. Ortiz
☐	WITHHOLD
AUTHORITY

3.	To approve and adopt an amendment to the Company’s Second Restated Certificate of Incorporation to increase the authorized shares of Common Stock of the Company from 200,000,000 shares to 500,000,000 shares:

                     FOR                                 AGAINST                                 ABSTAIN

4.	Ratification, approval and adoption of The 2005 Stock Option Plan of Elcom International, Inc.

                     FOR                                 AGAINST                                 ABSTAIN

4.	IN THEIR DISCRETION TO ACT ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Signature of Stockholder	Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.